SCHEDULE 14A INFORMATION
                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934

Filed by the Registrant                                  [X]
Filed by a Party other than the Registrant               [ ]

      [ ]   Preliminary Proxy Statement
      [ ]   Confidential, for Use of the Commission Only
              (as permitted by Rule 14a-6(e)(2))
      [X]   Definitive Proxy Statement
      [ ]   Definitive Additional Materials
      [ ]   Soliciting Material Pursuant to (section) 240-14a-11(c) or (section)
            240-14a-12

                          FRANKLIN SELECT REALTY TRUST
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In its Charter)


--------------------------------------------------------------------------------
      (Name of Person(s) Filing Proxy Statement, if other than Registrant))

Payment of Filing Fee (Check the appropriate box):

   [ X]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11

         1) Title of each class of securities to which transaction applies:  N/A

         2) Aggregate number of securities to which transaction applies:  N/A

         3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

                   Aggregate amount of consideration to be
                   received by Registrant:  $131,500,000

                   One-fiftieth of one percent equals $26,300

         4) Proposed maximum aggregate value of transaction:   $131,500,000

         5) Total fee paid: $26,300 (including amount previously paid; see below)


    [X]     Fee paid previously with preliminary material.

    [X} Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

            1) Amount Previously Paid:   $23,876

            2) Form, Schedule or Registration Statement No.: Preliminary Proxy
               Statement

            3) Filing Party: Registrant

            4) Date Filed:   November 15, 1999

                        [FRANKLIN TEMPLETON LETTERHEAD]

                          FRANKLIN SELECT REALTY TRUST
                          777 MARINERS ISLAND BOULEVARD
                           SAN MATEO, CALIFORNIA 94403

                                 (650) 312-3000

                                                                December 8, 1999

Dear Shareholder:

         You are cordially invited to attend a special meeting of shareholders of Franklin Select Realty Trust ("Franklin Select") to be held on Tuesday, January 25, 2000, at 9:00 a.m., Pacific Standard Time, at the offices of Franklin Resources, Inc., 777 Mariners Island Boulevard, San Mateo, California 94403. At the special meeting, we will seek your consideration of and affirmative vote on the sale of all of Franklin Select's real estate assets to Value Enhancement Fund III, LLC, a Georgia limited liability company affiliated with Lend Lease Real Estate Investments, Inc., and on the authorization to Franklin Select's Board of Directors (the "Board") for the subsequent liquidation, winding up and dissolution of Franklin Select as described in the proposed plan of Liquidation and Dissolution (the "Dissolution Plan"). We urge you to vote FOR these proposals, which have been unanimously approved by your Board after careful consideration. Please remember that your failure to vote would have the same effect as a vote against the proposed asset sale and Dissolution Plan.

         The process leading to your Board's decision to enter into the proposed transaction with Value Enhancement Fund III, LLC, began in February 1998 with an examination of the strategic alternatives available to Franklin Select. After this review, the Board concluded that as an independent company, Franklin Select did not have the business attributes necessary to achieve appropriate growth in earnings and cash flow and, consequently, an adequate total return to its shareholders. In particular, the Board considered the following constraints:

     1. Franklin Select's relatively small equity market capitalization, its lack of asset diversity relative to larger real estate companies, and its related exposure to lease rollover risks and risks associated with asset concentration.

     2. The lack of equity capital available in the public markets at an attractive cost to equity REITs generally and Franklin Select in particular.

     3. The limited growth prospects for Franklin Select, particularly because of the limited availability of equity capital and increased competition in the real estate industry.

         Your Board considered a wide range of alternatives to address these challenges. Through its financial advisor, Prudential Securities Incorporated, the Board contacted a number of potential merger partners or acquirers and discussed a variety of possible transactions. Your Board determined that the alternative proposals were inferior to the proposed transaction with Value Enhancement Fund III, LLC. In making this determination, the Board considered the advice and recommendations of Prudential Securities and of Franklin Select's management advisor, Franklin Properties, Inc.

         All of the members of your Board are firmly committed to the proposed sale of Franklin Select's real estate assets to Value Enhancement Fund III. We strongly believe there is no better alternative currently available to Franklin Select, either as an independent company or in an alternative transaction, to maximize value for our shareholders.

         The proposed asset sale and the subsequent liquidation, winding up and dissolution of Franklin Select pursuant to the Dissolution Plan cannot be completed unless holders of at least a majority of the outstanding shares of common stock of Franklin Select vote in favor of each of the proposals.

         YOUR VOTE IS VERY IMPORTANT

         Whether or not you plan to attend the special meeting, please take the time to vote by completing the enclosed proxy card and returning it in the accompanying postage-paid envelope. If you sign, date and mail your proxy card without indicating how you want to vote, your proxy will be voted in favor of the asset sale and the Dissolution Plan. Failure to return your proxy card will have the same effect as a vote against these proposals. The other directors and I urge you to vote FOR each of the proposals. More detailed voting instructions are included in the accompanying proxy statement. We encourage you to read the entire proxy statement.

         Also enclosed are Franklin Select's Annual Report on Form 10-K for the year ended December 31, 1998 and its Quarterly Report on Form 10-Q for the quarterly period ended September 30, 1999. In addition, you may obtain information about Franklin Select from documents it has filed with the Securities and Exchange Commission, which may be accessed on the SEC's web site located at www.sec.gov. To find out how to obtain additional copies of these documents, please read the section of the proxy statement entitled "Where You Can Find More Information."

         Your participation is extremely important, and your early response will be greatly appreciated.

                                       Sincerely,

                                       /s/ DAVID P. GOSS
                                       --------------------------------------
                                       David P. Goss
                                       Chairman of the Board
                                       President and Chief Executive Officer

                          FRANKLIN SELECT REALTY TRUST
                          777 MARINERS ISLAND BOULEVARD
                               SAN MATEO, CA 94403
                                 (650) 312-3000

                    NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                           TO BE HELD JANUARY 25, 2000

Dear Shareholder:

     Notice is hereby given that a Special Meeting of Shareholders (the "Meeting") of Franklin Select Realty Trust ("Franklin Select"), a California corporation, will be held on January 25, 2000, at 9:00 a.m., Pacific Standard Time, at the offices of Franklin Resources, Inc., located at 777 Mariners Island Boulevard, San Mateo, California 94403 for the following purposes:

      1. To consider and vote upon the proposed sale (the "Asset Sale") of all of Franklin Select's real estate assets pursuant to the terms of the Purchase Agreement dated as of October 12, 1999 (the "Purchase Agreement") among Franklin Select, FSRT, L.P., a Delaware limited partnership (the "Partnership"), each of the limited partners of FSRT, L.P. (the "Limited Partners"), and Value Enhancement Fund III, LLC ("Value Enhancement"), a Georgia limited liability company that is an affiliate of Lend Lease Real Estate Investments, Inc. ("Lend Lease").

      2. If the Asset Sale is approved, to consider and vote upon the proposed authorization to Franklin Select's Board of Directors for the liquidation, winding up and dissolution of Franklin Select as described in the proposed Plan of Liquidation and Dissolution (the "Dissolution Plan"), a copy of which is attached hereto as EXHIBIT A. If the Asset Sale is not approved, no vote will be taken on this proposal.

      3. To transact such other business as may properly come before the Meeting or any postponements or adjournments thereof.

     These items are discussed in the following pages, which are made part of this Notice. Pursuant to Franklin Select's bylaws, the Board of Directors has fixed the close of business on December 8, 1999 as the record date for the determination of shareholders entitled to notice of and to vote at the Meeting. Only shareholders of record at that time will be entitled to vote at the Meeting or any postponement or adjournment thereof.

     You are cordially invited to attend the Meeting in person. Even if you plan to attend the Meeting, please complete, date, sign, and return the enclosed proxy card promptly in the enclosed self-addressed, stamped envelope. If you attend the Meeting and wish to withdraw your proxy, you may vote personally.

                                        By Order of the Board of Directors

                                        /s/ RICHARD S. BARONE
                                        -----------------------------------
                                        Richard S. Barone
                                        Secretary
Dated: December 8, 1999

--------------------------------------------------------------------------------
                    PLEASE RETURN YOUR PROXY CARD PROMPTLY.
           YOUR VOTE IS IMPORTANT NO MATTER HOW MANY SHARES YOU OWN.

   SHAREHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. IF YOU
   DO NOT EXPECT TO ATTEND THE MEETING, PLEASE INDICATE YOUR VOTING
   INSTRUCTIONS ON THE ENCLOSED PROXY CARD, DATE AND SIGN IT, AND RETURN IT IN THE ENVELOPE PROVIDED, WHICH IS ADDRESSED FOR YOUR CONVENIENCE AND NEEDS NO POSTAGE IF MAILED IN THE UNITED STATES. IN ORDER TO AVOID THE ADDITIONAL EXPENSE TO FRANKLIN SELECT OF FURTHER SOLICITATION, WE ASK YOUR COOPERATION IN MAILING YOUR PROXY CARD PROMPTLY.
--------------------------------------------------------------------------------

                         FRANKLIN SELECT REALTY TRUST

                                PROXY STATEMENT
                               TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
SOLICITATION, REVOCATION AND VOTING OF PROXIES                                 1

INFORMATION ABOUT FORWARD-LOOKING STATEMENTS                                   2

RISK FACTORS RELATING TO THE ASSET SALE AND THE DISSOLUTION PLAN               2

     Estimates of the Net Proceeds from the Asset Sale and Distributions
        to be Received by Shareholders May Not be Realized                     2

     Franklin Select Would Incur Costs if the Purchase Agreement Were
        Terminated Because of the Failure of the Shareholders to
        Approve the Asset Sale or the Receipt by Franklin Select of a
        Superior Proposal                                                      3

     The Asset Sale May Not be Consummated                                     4

     Anticipated Timing of Dissolution Plan May Not be Achieved                4

     There Can be No Assurance that the Asset Sale and the Dissolution
        Plan Will Result in Greater Returns to Shareholders Than a
        Continuation of Franklin Select As a Going Concern                     4

     The Board May Amend, Delay Implementation of, or Terminate the
        Dissolution Plan Even if it is Approved by the Shareholders            4

     Shareholders Could be Liable if Contingent Reserves are Insufficient
        to Satisfy Franklin Select's Liabilities                               4

PROPOSAL 1: TO APPROVE THE ASSET SALE                                          5

DESCRIPTION OF THE ASSET SALE                                                  5

     General Overview                                                          5

     Background and History of the Asset Sale                                  5

     Buyer                                                                     7

     Purchase Price                                                            8

     Description of the Partnership; Agreement with the Limited Partners       8

     Expected Proceeds of the Asset Sale                                       9

     Description of the Properties                                            10

     Expected Timing of the Asset Sale                                        10

     Representations and Warranties; Closing Conditions                       10

     Purchase Price Adjustment or Termination                                 11

     Indemnity and Indemnity Escrow Fund                                      12

     Termination of the Purchase Agreement                                    12

     Dissolution Restrictions                                                 13

                                                                            PAGE
                                                                            ----
     Government Approvals                                                     13

OPINION OF PRUDENTIAL SECURITIES TO THE SPECIAL COMMITTEE                     13

     Introduction                                                             13

     Fairness Opinion-General                                                 14

     Conclusion of Prudential Securities Opinion                              14

     Methodology; Items Reviewed                                              14

     Comparable Companies Analysis                                            15

     Comparable Transactions Analysis                                         16

     Liquidation Analysis                                                     16

     Stock Trading Analysis                                                   16

     Consideration To Be Received From Value Enhancement                      16

     Fees and Indemnification of Prudential Securities                        17

ACCOUNTING TREATMENT OF THE ASSET SALE                                        17

FEDERAL INCOME TAX CONSEQUENCES OF THE ASSET SALE                             17

INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON                       18

DISSENTERS' RIGHTS                                                            18

VOTE REQUIRED                                                                 18

RECOMMENDATION OF THE BOARD                                                   18

PROPOSAL 2: TO LIQUIDATE, WIND UP AND DISSOLVE FRANKLIN SELECT                19

     Shareholder Action Proposed                                              19

DESCRIPTION OF THE DISSOLUTION PLAN                                           19

     Operations                                                               19

     Payment of Legally Enforceable Claims                                    20

     Directors and Officers                                                   20

     Continued Indemnification of Directors And Officers                      20

     Fractional Shares                                                        20

     Termination of REIT Status                                               20

     Dissolution; No Transfers                                                20

EXPECTED DISTRIBUTION                                                         21

     Effect of Shareholder Litigation                                         21

     Possible Effect of Series B Shares                                       22

FEDERAL INCOME TAX CONSEQUENCES OF THE LIQUIDATION AND DISSOLUTION            23

     Tax Consequences of the Dissolution Plan to Franklin Select              24

     Tax Consequences of the Dissolution Plan to Shareholders                 25

                                                                            PAGE
                                                                            ----
     Liquidating Trust                                                        25

     Special Tax Considerations Applicable to Non-U.S. Shareholders           26

     State and Local Income Tax                                               27

AMENDMENT OR TERMINATION OF THE DISSOLUTION PLAN                              27

DISSENTERS' RIGHTS                                                            27

VOTE REQUIRED                                                                 27

RECOMMENDATION OF THE BOARD                                                   28

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT                29

SELECTED FINANCIAL DATA, INCLUDING PRO FORMA INFORMATION                      30

PRINCIPAL ACCOUNTANTS                                                         38

PRICE RANGE OF SERIES A SHARES                                                38

YEAR 2000 COMPLIANCE                                                          38

OTHER MATTERS                                                                 39

OTHER INFORMATION                                                             39

     Shareholder Proposals                                                    39

WHERE YOU CAN FIND MORE INFORMATION                                           39

INFORMATION INCORPORATED BY REFERENCE                                         40

EXHIBITS

 EXHIBIT A-PLAN OF LIQUIDATION AND DISSOLUTION                               A-1

 EXHIBIT B-OPINION OF PRUDENTIAL SECURITIES INCORPORATED                     B-1

                         FRANKLIN SELECT REALTY TRUST

                                PROXY STATEMENT

               SPECIAL MEETING OF SHAREHOLDERS, JANUARY 25, 2000

                SOLICITATION, REVOCATION AND VOTING OF PROXIES

     This Proxy Statement and the enclosed proxy card are furnished in connection with the Special Meeting of Shareholders (the "Meeting") of Franklin Select Realty Trust ("Franklin Select"), a California corporation, to be held on Tuesday, January 25, 2000, at 9:00 a.m., Pacific Standard Time, at the offices of Franklin Resources, Inc. located at 777 Mariners Island Boulevard, San Mateo, California 94403. Shareholders of record at the close of business on December 8, 1999 are entitled to notice of and to vote at the Meeting. On that date, there were 12,250,369 shares of Common Stock, Series A, ("Series A Shares") outstanding, and 745,584 shares of Common Stock, Series B, ("Series B Shares") outstanding (collectively the "Common Stock"). Each holder of Common Stock is entitled to one vote for or against each matter presented for each share held as of the record date. For action to be taken at the Meeting, a majority of the shares entitled to vote must be represented at the Meeting in person or by proxy. Under California law, the affirmative vote of at least a majority of the outstanding shares of Common Stock is required for approval of the Asset Sale. Under California law and Franklin Select's bylaws, the affirmative vote of at least a majority of the outstanding shares of Common Stock is required to approve the Dissolution Plan. Because abstentions with respect to any matter are treated as shares present or represented and entitled to vote for the purposes of determining whether that matter has been approved by shareholders, abstentions have the same effect as negative votes. Broker non-votes and shares as to which proxy authority has been withheld with respect to any matter are not deemed to be present or represented for purposes of determining whether shareholder approval of that matter has been obtained. However, because the affirmative vote of at least a majority of outstanding shares is required for both proposals, broker non-votes and shares as to which proxy authority has been withheld would have the same effect as negative votes.

     The cost of soliciting proxies will be borne by Franklin Select. Franklin Select has retained ChaseMellon Shareholder Services, L.L.C, its transfer agent, and may also retain a professional proxy solicitation firm, to assist it and its shareholders in the voting process in connection with the Meeting. Franklin Select may request brokerage houses and other institutions to forward the solicitation material to persons for whom they hold shares of Common Stock and to obtain authorization for the execution of proxies. Franklin Select will reimburse brokerage houses and other institutions for their reasonable expenses in forwarding Franklin Select's proxy material.

     The enclosed proxy is being solicited by Franklin Select's Board of Directors (the "Board"). When proxies are properly dated, executed and returned, the shares they represent will be voted at the Meeting in accordance with the instructions of the shareholders. If no specific instructions are given, the shares will be voted: FOR the approval of the Asset Sale; if the Asset Sale is approved, FOR the approval of the Dissolution Plan; and, in the discretion of the proxy holders, upon such other matters not now known or determined which may properly come before the Meeting.

     Any person giving a proxy in the form accompanying this Proxy Statement has the power to revoke it at any time before its exercise by (a) filing with the Secretary of Franklin Select a signed written statement revoking his or her proxy, or (b) submitting an executed proxy bearing a date later than that of the proxy being revoked. A proxy may also be revoked by attendance at the Meeting and election to vote in person. Attendance at the Meeting will not by itself constitute the revocation of a proxy.

     This Proxy Statement, the enclosed Notice of Special Meeting of Shareholders and the enclosed proxy card are scheduled to be mailed to shareholders commencing on or about December 14, 1999.

                 INFORMATION ABOUT FORWARD-LOOKING STATEMENTS

     Certain sections of this Proxy Statement contain forward-looking statements that are based on current beliefs, estimates and assumptions concerning the operations and future results of Franklin Select, the Asset Sale, the Dissolution Plan, estimated costs and expenses, the amount of cash expected to be distributed to shareholders and the timing of such distributions. All statements that address events or developments that are anticipated to occur in the future, including statements related to future revenues, expenses, income, earnings per share, the status of pending litigation, and anticipated distributions, or statements expressing general optimism about future results, are forward-looking statements. In addition, words such as "expects," "anticipates," "intends," "plans," "believes," "estimates," and variations of such words and similar expressions are intended to identify forward-looking statements.

     The statements described in the preceding paragraph, and the sections of this Proxy Statement referred to therein, constitute "forward-looking statements" within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Because these statements are based on a number of beliefs, estimates and assumptions that could cause actual results to materially differ from those in the forward-looking statements, there can be no assurance that the forward-looking statements will prove to be accurate.

     Any number of factors could affect Franklin Select's operations and future results and the amount and timing of cash expected to be distributed to shareholders, including the actions of third parties (including the other parties to the Asset Sale), the timely consummation of the Asset Sale, the timing and method of implementation of the Dissolution Plan, Franklin Select's ability to maintain its real estate investment trust ("REIT") status, general industry and economic conditions, changes in applicable laws, rules and regulations (including changes in tax laws) and those specific risks that are discussed in the Risk Factors detailed herein and in Franklin Select's previous filings with the SEC.

     Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this Proxy Statement. Franklin Select undertakes no obligation to update any forward-looking statements, whether as a result of new information or future events.

       RISK FACTORS RELATING TO THE ASSET SALE AND THE DISSOLUTION PLAN

     In addition to the other information included elsewhere in this Proxy Statement, the following factors should be considered carefully in determining whether to vote in favor of the proposals to approve the Asset Sale and the Dissolution Plan.

ESTIMATES OF THE NET PROCEEDS FROM THE ASSET SALE AND DISTRIBUTIONS TO BE RECEIVED BY SHAREHOLDERS MAY NOT BE REALIZED

     There can be no assurance that the Asset Sale will be consummated or that any of the estimates set forth in this Proxy Statement will be realized. Shareholders, in determining whether to vote in favor of the proposals to approve the Asset Sale and the Dissolution Plan, are cautioned not to attribute undue certainty to any estimates set forth herein. Such estimates are based on a variety of assumptions relating to the likelihood of closing the Asset Sale, the value of Franklin Select's other remaining assets, the amount of Franklin Select's liabilities and expenses to be paid in the future, the resolution of pending litigation, general business and economic conditions and other matters. The amount of proceeds from the Asset Sale and the amount to be distributed to shareholders are based on Franklin Select's current estimates and are subject to various and significant uncertainties, many of which are beyond Franklin Select's control, that could cause the actual results to differ materially from Franklin Select's expectations. See "Dissolution-Expected Distribution." Examples of uncertainties that could cause the amount of proceeds from the Asset Sale and distributions to shareholders to be less than Franklin Select's estimates include the following:

     o Franklin Select's estimates of net proceeds from the Asset Sale and the amount of the initial cash distribution are based on estimates of the costs and expenses of the Asset Sale and the dissolution. If actual costs and expenses exceed Franklin Select's estimates, actual net proceeds and distributions to shareholders could be less than estimated.

     o If liabilities of Franklin Select that are unknown or contingent at the time of the mailing of this Proxy Statement later arise or become fixed in amount and must be satisfied or reserved for as part of the dissolution, the amount of distributions to shareholders could be reduced.

     o Delays in consummating the Asset Sale or the Dissolution Plan, such as delays in the closing of the Purchase Agreement, could result in additional expenses and result in lower actual distributions to shareholders than the amounts estimated by Franklin Select. See "Anticipated Timing of Asset Sale and Dissolution May Not be Achieved" below.

     o Franklin Select is currently involved in two shareholder lawsuits, each of which it has previously reported (the "Shareholder Litigation"). Franklin Select continues to believe, as previously reported, that the outcome of litigation of these matters would not have a material adverse effect on its financial condition, results of operations or cash flows if Franklin Select were to remain a going concern. However, if the Asset Sale and subsequent dissolution of Franklin Select occur and the Shareholder Litigation is still pending, Franklin Select will hold back sufficient assets from available proceeds of sale and other sources to provide for, or otherwise make provision for, the costs of litigation whatever its outcome, including any possible settlement or adverse judgment with respect to these lawsuits. The aggregate amount of any such provisions and holdbacks cannot be determined with certainty at this time, but would be substantial. Such provisions include the purchase by Franklin Select of additional insurance with respect to these lawsuits so as to allow Franklin Select to limit the amounts that would have to be held back to provide for these lawsuits in the course of dissolving Franklin Select. See "Dissolution Plan-Effect of Shareholder Litigation."

     The actual distributions to shareholders could, for the foregoing reasons, vary materially from Franklin Select's estimate and may be substantially less. See "Information About Forward-Looking Statements."

FRANKLIN SELECT WOULD INCUR COSTS IF THE PURCHASE AGREEMENT WERE TERMINATED BECAUSE OF THE FAILURE OF THE SHAREHOLDERS TO APPROVE THE ASSET SALE OR THE RECEIPT BY FRANKLIN SELECT OF A SUPERIOR PROPOSAL

     If Franklin Select or Value Enhancement terminates the Purchase Agreement because Franklin Select is unable to obtain shareholder approval by February 28, 2000, or if Franklin Select terminates the Purchase Agreement because it has received a "superior proposal" (as defined in the Purchase Agreement), Franklin Select is obligated under the Purchase Agreement to reimburse Value Enhancement for up to an aggregate of $250,000 of specified out-of-pocket due diligence costs and loan assumption fees (including related legal costs) and for up to $25,000 in legal fees. In addition, Franklin Select has incurred, and expects to continue to incur, substantial costs on its own behalf in connection with the Asset Sale.

     If Franklin Select terminates the Purchase Agreement because it has received a "superior proposal" or if either Franklin Select or Value Enhancement terminates the Purchase Agreement because Franklin Select has failed to obtain shareholder approval, and, if within 12 months after the date of the Purchase Agreement Franklin Select, in one or more transactions, consummates or enters into an agreement providing for any merger, sale, consolidation, share exchange, business combination or similar transaction with a third party involving all or substantially all of Franklin Select's properties, assets or shares of stock, or the Partnership's properties, then, in addition to reimbursing Value Enhancement for the costs and expenses described above, Franklin Select would be required to pay Value Enhancement a break-up fee of $1,315,000. The break-up fee is prorated for transactions that involve substantially all, but less than all, of Franklin Select or its assets or properties.

THE ASSET SALE MAY NOT BE CONSUMMATED

     The consummation of the Asset Sale is subject to numerous conditions. There can be no assurance, even if the shareholders vote to approve the Asset Sale, that the Asset Sale will be consummated. If the Asset Sale is not consummated, Franklin Select may not be able to sell its assets on terms as favorable as those provided in the Purchase Agreement, which would mean that less cash would be available for distribution to shareholders than if the Asset Sale had been consummated.

ANTICIPATED TIMING OF DISSOLUTION PLAN MAY NOT BE ACHIEVED

     The Purchase Agreement provides that the Asset Sale will close as soon as practicable, but not more than 20 business days after Franklin Select obtains shareholder approval, and in all events by March 31, 2000. Franklin Select has agreed in the Purchase Agreement to remain in existence for at least nine months after the closing of the Asset Sale and to maintain liquid assets of at least $2,630,000 during that period. Even if the Asset Sale were consummated on a timely basis, Franklin Select could not be dissolved for at least nine months after the closing without breaching the Purchase Agreement. Moreover, although the Board presently intends to dissolve Franklin Select as soon as feasible after the expiration of this period, it may decide not to dissolve Franklin Select until after the resolution of the Shareholder Litigation.

THERE CAN BE NO ASSURANCE THAT THE ASSET SALE AND THE DISSOLUTION PLAN WILL RESULT IN GREATER RETURNS TO SHAREHOLDERS THAN A CONTINUATION OF FRANKLIN SELECT AS A GOING CONCERN

     If the Asset Sale and the Dissolution Plan are not approved, the Board intends to continue to manage Franklin Select and its assets substantially as they are currently being managed and may entertain and consider indications of interest from third parties to acquire Franklin Select or all or a portion of its assets. There can be no assurance that the Asset Sale and Dissolution Plan will result in greater returns to the shareholders than a continuation of Franklin Select as described above. The purchase price for Franklin Select's assets under the Purchase Agreement is essentially capped, and Franklin Select will not be able to realize the benefits from any improvements in economic, real estate and credit market conditions that would increase the market value of Franklin Select's assets.

THE BOARD MAY AMEND, DELAY IMPLEMENTATION OF, OR TERMINATE THE DISSOLUTION PLAN EVEN IF IT IS APPROVED BY THE SHAREHOLDERS

     Even if the shareholders vote to approve the Dissolution Plan, the Board has reserved the right, in its sole discretion, to amend, delay implementation of, or terminate the Dissolution Plan unless it determines that such action would materially and adversely affect the shareholders' interests.

SHAREHOLDERS COULD BE LIABLE IF CONTINGENT RESERVES ARE INSUFFICIENT TO SATISFY FRANKLIN SELECT'S LIABILITIES

     If Franklin Select (or a liquidating trust to which Franklin Select's assets are transferred) has inadequate reserves for payment of Franklin Select's expenses, obligations and liabilities, each shareholder could be held personally liable for any additional amounts owed, up to the amount of total distributions such shareholder received.

     If a court holds at any time that Franklin Select has failed to make adequate provision for its obligations and liabilities or if the amount ultimately required to be paid in respect of such liabilities exceeds the amount available from the contingency holdbacks and the assets of the liquidating trust, a creditor of Franklin Select could seek an injunction against the making of distributions under the Dissolution Plan on the grounds that the amounts to be distributed are needed to provide for the payment of Franklin Select's expenses and liabilities. Any such action could delay or substantially diminish the cash distributions to be made to shareholders and/or holders of beneficial interests of the liquidating trust under the Dissolution Plan.

                     PROPOSAL 1: TO APPROVE THE ASSET SALE

                         DESCRIPTION OF THE ASSET SALE

GENERAL OVERVIEW

     This Proxy Statement contains a brief summary of the material aspects of the Asset Sale and of the Purchase Agreement. This summary is qualified in all respects by the text of the Purchase Agreement, which was filed as an exhibit to the Form 8-K filed by Franklin Select on October 25, 1999 with the SEC. Shareholders are advised to read the entire Purchase Agreement.

     The Purchase Agreement provides for the sale to Value Enhancement of all of Franklin Select's real estate assets. The assets being sold consist of all real estate owned directly by Franklin Select (the "Owned Properties"), either Franklin Select's partner interests in the Partnership or the real estate presently owned by the Partnership, and the personal property, rights and other intangible assets related thereto. The Partnership was formed in 1996 by Franklin Select and an entity owned by the Limited Partners to acquire certain properties. It owns four real estate projects located in California (the "Partnership Properties"). The Owned Properties and the Partnership Properties are collectively referred to herein as the "Properties." Under the Purchase Agreement, Franklin Select will retain any cash on hand at the time the Asset Sale is completed, subject to certain contingent adjustments and pro-rations described below. The Purchase Agreement also provides for the sale by the Limited Partners of their limited partner interests to Value Enhancement, provided the Limited Partners have not elected to convert their limited partner interests into Series A Shares effective immediately prior to the Asset Sale.

     By notice to Franklin Select dated November 19, 1999, all the Limited Partners exercised their rights (the "Conversion Rights") to convert their limited partner interests into Series A Shares. (See "Description of the Partnership; Agreement with the Limited Partners" below.) Pursuant to the Exchange Rights Agreement dated as of September 30, 1996 among Franklin Select, the Partnership and each of the Limited Partners (the "Exchange Rights Agreement"), as modified by the Purchase Agreement, Franklin Select will, immediately before the closing of the Asset Sale, issue 1,625,000 Series A Shares to the Limited Partners and become the owner of all the partner interests. At the closing Franklin Select will either sell all of the partner interests to Value Enhancement pursuant to the Purchase Agreement or sell the Partnership Properties to Value Enhancement. Because all the Limited Partners exercised their Conversion Rights in a timely manner, the base purchase price payable by Value Enhancement to Franklin Select will be $131,500,000, including $12,122,500 that would have been payable to the Limited Partners had they not exercised their Conversion Rights. The base purchase price for Franklin Select's interests is to be reduced by approximately $26,458,000 for existing debt to be assumed by Value Enhancement. The net purchase price is payable in cash. See "Purchase Price," "Purchase Price Adjustment or Termination" and "Indemnity and Indemnity Escrow Fund." In addition, the number of Series A Shares outstanding will increase to 13,875,369 as of the closing of the Asset Sale.

BACKGROUND AND HISTORY OF THE ASSET SALE

     In recent years, it has been progressively more difficult for REITs with relatively small equity market capitalization, such as Franklin Select, to compete in the REIT marketplace. Over time, the Board became increasingly aware that Franklin Select did not have the business attributes necessary to achieve appropriate growth in earnings and cash flow and, consequently, an adequate total return to its shareholders. In particular, the Board considered the following constraints:

   1. Franklin Select's relatively small equity market capitalization, its lack of asset diversity relative to larger real estate companies, and its related exposure to lease rollover risks and risks associated with asset concentration.

   2. The lack of equity capital available in the public markets at an attractive cost to equity REITs generally and Franklin Select in particular.

   3. The limited growth prospects of Franklin Select, particularly because of the limited availability of equity capital and increased competition in the real estate industry.

     As a result of these considerations, Franklin Select's Board formed a special committee (the "Special Committee") in February 1998 and directed the Special Committee to review and evaluate short-term and long-term strategic alternatives available to Franklin Select to increase shareholder value, report its recommendations to the full Board and recommend a course of action to the full Board. The Special Committee is and has been composed entirely of independent directors. The members of the Special Committee are: E. Samuel Wheeler, Chairman; Lloyd D. Hanford, Jr.; Egon H. Kraus; and Frank W. T. LaHaye, Barry C.L. Fernald and Larry D. Russel, each of whom is affiliated with a Limited Partner, were members of the Special Committee and independent directors until their resignations from the Board and the Special Committee effective September 9, 1999. See "Interests of Certain Persons In Matters To Be Acted Upon." David Goss, the only member of the Board who is not a member of the Special Committee, was not named to and did not participate on the Special Committee in order to avoid any conflict of interest that might arise as a result of Mr. Goss's employment by Franklin Properties, Inc., Franklin Select's management advisor (the "Advisor"). The Special Committee engaged Farella Braun & Martel LLP ("Farella") as its independent counsel in February 1998. Farella had represented, and currently represents, the independent directors in the Shareholder Litigation.

     The Special Committee met several times during the first quarter of 1998 and, during that period, interviewed a number of potential independent financial advisors. In April 1998, it engaged Prudential Securities ("Prudential Securities") to analyze and consider various strategic alternatives available to Franklin Select to enhance shareholder value, identify specific opportunities for a transaction, advise the Special Committee concerning such opportunities, participate on Franklin Select's behalf in negotiations concerning such a transaction, and assist the Special Committee in structuring such a transaction. Prudential Securities's engagement also included rendering an opinion as to the fairness from a financial point of view to Franklin Select of the consideration to be received in any such transaction.

     The Special Committee met several times during the second quarter of 1998. At each of these meetings, Prudential Securities made presentations to the Special Committee regarding the various alternatives available to Franklin Select, including: growing through acquisitions, acquiring a strategic investor or partner, selling all of Franklin Select's stock or merging with another public or private REIT, or liquidating Franklin Select's assets. In June 1998, the Special Committee concluded that Franklin Select should explore the strategic alternatives presented by Prudential Securities, and authorized Prudential Securities to solicit expressions of interest and report back to the Special Committee.

     Prudential Securities and Franklin Select's management then prepared confidential offering materials describing Franklin Select and its real estate assets. The offering materials invited the prospective purchasers to submit bids to Prudential Securities for either: (i) the office assets, (ii) the industrial assets, (iii) the office and industrial assets, (iv) the retail assets, or (v) Franklin Select's entire real estate portfolio. Beginning in June 1998, Prudential Securities contacted potential purchasers on behalf of Franklin Select. From June through August of 1998, Franklin Select received indications of interest from numerous potential purchasers regarding the sale of its stock or some or all of its assets, and commenced negotiations with several potential purchasers. In September 1998, a substantial decline in the financial markets caused a number of potential purchasers to withdraw their indications of interest. Of the remaining indications of interest, the Board determined that the offer from Pan Pacific Retail Properties, Inc. to purchase Franklin Select's retail properties was the most attractive. In November 1998, Franklin Select sold its retail assets to Pan Pacific for $15,400,000. The Special Committee continued to meet regularly during the remainder of 1998 to consider its alternatives, in consultation with Prudential Securities, the Special Committee's legal counsel and the Advisor.

     In January 1999, the Special Committee instructed Prudential Securities to solicit bids for Franklin Select's office and industrial properties. Thereafter, Prudential Securities contacted potential purchasers on behalf of Franklin Select. The Special Committee received indications of interest from several potential purchasers. After extensive analysis of the proposals received from such potential purchasers, due diligence by the potential purchasers and preliminary negotiations, the Special Committee unanimously concluded, with guidance from Prudential Securities and the Advisor, that of all the possible alternatives available to Franklin Select, a transaction with Value Enhancement offered the best opportunity to maximize shareholder value. Therefore, the Special Committee and the Advisor recommended that Franklin Select pursue a transaction with Value Enhancement. Franklin Select then began to negotiate with Value Enhancement and reported on a regular basis to the Special Committee on the proposed terms of a transaction. During this time, Value Enhancement undertook an extensive due diligence investigation of Franklin Select's assets.

     On June 21, 1999, Franklin Select and Value Enhancement entered into an exclusive negotiations arrangement relating to the sale of Franklin Select's real estate assets. The arrangement provided that, while Value Enhancement conducted its due diligence review, the parties would negotiate the basic terms of a transaction, which would be formalized in a definitive asset purchase agreement.

     The Special Committee held a meeting on October 2, 1999 to consider the Value Enhancement proposal. During the meeting, Prudential Securities described for the Special Committee the process it had conducted in soliciting offers for Franklin Select's real estate assets and reviewed the negotiations with Value Enhancement. After a thorough discussion of the terms of the Value Enhancement proposal and after consultation with Prudential Securities, the Special Committee unanimously voted to recommend to the Board that, subject to shareholder approval and negotiation of final documentation, Franklin Select sell its remaining real estate assets to Value Enhancement. In addition, subject to shareholder approval, the Special Committee voted unanimously to recommend to the Board to effect the liquidation, winding up and dissolution of Franklin Select. The Board's decision was made after considering various strategic alternatives available to Franklin Select. As discussed more fully below, the Board concluded that the sale of the real estate assets, and subsequent liquidation, winding up and dissolution of Franklin Select, would be more likely to provide the shareholders with a greater return on their investment than they would have received through the continuation of Franklin Select's then-current operating strategy or by the adoption of one of several different strategic alternatives considered by the Board.

     Following additional negotiations between Franklin Select and Value Enhancement and the completion of all due diligence, the Purchase Agreement was executed by the parties effective as of October 12, 1999, subject to shareholder approval.

BUYER

     The buyer is Value Enhancement, whose address is c/o Lend Lease Real Estate Investments, Inc., 3424 Peachtree Road, N.E., Suite 800, Atlanta, Georgia 30326. Value Enhancement is a private real estate fund formed by Lend Lease Real Estate Investments to purchase properties. Lend Lease Real Estate Investments is an affiliate of Lend Lease Corporation, a diversified financial services and real estate investment, development, construction and management company based in Australia which reported operating revenues in excess of $2 billion and pre-tax operating profits in excess of $300 million for its fiscal year ended June 30, 1999.

     To Franklin Select's knowledge, there is no material relationship between Value Enhancement or Lend Lease Corporation, on the one hand, and Franklin Select or its affiliates, on the other hand, except the transactions contemplated by the Purchase Agreement. Franklin Resources, Inc. ("Franklin Resources") owns approximately 13% of Franklin Select's outstanding Common Stock and is the ultimate parent company of the Advisor, which owns all the outstanding Series B Shares. Several mutual funds managed by Franklin Resources, and various investment portfolios managed or advised by Franklin Resources, own publicly traded equity securities of Lend Lease Corporation purchased on securities exchanges or directly from third parties in arms' length transactions. Franklin Select believes that these securities, in the aggregate, constitute approximately 3% of the outstanding equity securities of Lend Lease Corporation as of October 22, 1999.

PURCHASE PRICE

     The base purchase price to be paid by Value Enhancement to Franklin Select pursuant to the Purchase Agreement is $131,500,000. The base purchase price is to be reduced by the amount of the outstanding principal balance, and all accrued and unpaid interest and other charges (not including loan assumption fees and costs and loan prepayment charges) with respect to the existing loans secured by the Owned Properties and the Partnership Properties. The net purchase price for Franklin Select's interests is payable in cash. The base purchase price is to be adjusted as of the closing date for pro-ratable items and certain other items.

     For each outstanding loan secured by the Properties, Value Enhancement has agreed to either, at its option: (a) assume the loan effective as of the closing and pay any loan assumption fees and costs, in which case Franklin Select or the Partnership, as applicable, shall be released from any liabilities arising after assumption, or (b) pay the entire principal balance of the loan at closing, together with accrued interest and any prepayment charges. The aggregate principal balance of the existing loans on the Properties was approximately $26,458,000 as of September 30, 1999.

     Real estate taxes, assessments and other municipal charges, utility charges, service contract obligations and interest on assumed debt will be pro-rated as of midnight of the day immediately preceding the closing date. With certain exceptions, rents will be pro-rated as of midnight of the day immediately preceding the closing date. Amounts prepaid by Franklin Select or the Partnership and refundable security deposits will be credited to Franklin Select. Security deposits that the landlord is obligated to hold will be credited to Value Enhancement. Franklin Select and Value Enhancement have agreed to allocate payments for leasing commissions, tenant improvement allowances, cost of tenant improvements and similar inducements for leases signed after April 30, 1999, and the cost of certain capital expenditures incurred after April 30, 1999. Franklin Select does not expect the net amount of such allocations to be material.

DESCRIPTION OF THE PARTNERSHIP; AGREEMENT WITH THE LIMITED PARTNERS

     Franklin Select is a party to an Agreement of Limited Partnership of FSRT, LP, dated as of October 30, 1996, among Franklin Select, as the general partner, and Northport Associates No. 18, a California limited liability company ("Northport"), as a limited partner. Shortly after the formation of the Partnership, Northport transferred its interest to its four members, who later transferred their respective interests to family trusts; these trusts are the Limited Partners. The four Limited Partners are trusts of which Barry C. L. Fernald, Larry D. Russel, C. Gerald Engles, Gary Filizetti and their families, respectively, are settlors and beneficiaries. Franklin Select, the Partnership and the Limited Partners are parties to the Exchange Rights Agreement, which grants each Limited Partner Conversion Rights. A Conversion Right is the right to exchange limited partner interests (which are denominated in limited partner units) for Series A Shares.

     Concurrently with the Purchase Agreement, Franklin Select entered into a Purchase of Conversion Rights Agreement (the "Conversion Rights Agreement") dated as of October 12, 1999 with the four Limited Partners, pursuant to which the Limited Partners, if they had not timely exercised their Conversion Rights, agreed to sell to Franklin Select their Conversion Rights and their related rights to register their shares for resale under certain circumstances. This Proxy Statement contains a summary of the Conversion Rights Agreement. The summary is qualified in all respects by the text of the Conversion Rights Agreement, which was filed as an exhibit to the Form 8-K filed by Franklin Select with the SEC on October 25, 1999. Shareholders are advised to read the entire Conversion Rights Agreement.

     Pursuant to the Purchase Agreement, Value Enhancement agreed to pay the Limited Partners separately for their limited partner interests. However, pursuant to the Conversion Rights Agreement and the Purchase Agreement, each Limited Partner also retained its respective Conversion Rights, but was required to notify Franklin Select on or before November 19, 1999 of its election to exercise its

Conversion Rights. All of the Limited Partners notified Franklin Select on November 19, 1999 that they were exercising their Conversion Rights. Value Enhancement has informed Franklin Select that, before the Limited Partners exercised their Conversion Rights, Value Enhancement agreed to pay each Limited Partner $25,000 in connection with such Limited Partner's exercise of its Conversion Rights. Each Limited Partner's election to exercise its Conversion Rights is irrevocable, but the conversion is contingent upon the closing of the Asset Sale. Pursuant to the Purchase Agreement, the conversion will take place immediately before the closing and the purchase price to be paid by Value Enhancement to Franklin Select will be increased to $131,500,000. Franklin Select will issue a total of 1,625,000 Series A Shares to the Limited Partners in exchange for their limited partner units, resulting in a total of approximately 13,875,369 Series A Shares issued and outstanding. After the conversion, the Limited Partners' aggregate percentage ownership of the Series A Shares will be approximately 11.71%. Upon issuance of the Series A Shares to the Limited Partners, the Limited Partners, as shareholders, will have the same rights as other holders of Series A Shares. However, because the issuance of these shares will occur after the record date for voting on the proposals described in this Proxy Statement, the Limited Partners will not be able to vote such shares with respect to these proposals. By exercising their Conversion Rights, the Limited Partners have waived their rights under the Purchase Agreement to sell their limited partner interests to Value Enhancement. Because all the Limited Partners elected to convert into Series A Shares, Franklin Select can either sell the Partnership Properties directly to Value Enhancement or sell its partner interests.

     Under the terms of the Conversion Rights Agreement, Franklin Select agreed, regardless of whether the Limited Partners exercised their Conversion Rights, to reimburse the Limited Partners for their reasonable accountants' and attorneys' fees and costs in connection with the sale of their limited partner units and Conversion Rights, and the negotiation of the Purchase Agreement, Conversion Rights Agreement and related documentation. Franklin Select has agreed to indemnify the Limited Partners against all claims resulting from the Asset Sale and the Purchase Agreement except with respect to certain specified matters. Franklin Select has also agreed to advance reasonable legal fees to, or defend, the Limited Partners in connection with matters for which Franklin Select has agreed to indemnify the Limited Partners, upon receipt of an undertaking, reasonably satisfactory to Franklin Select, by the Limited Partner to repay such amounts if it is ultimately determined that the Limited Partner is not entitled to indemnity.

EXPECTED PROCEEDS OF THE ASSET SALE

     Franklin Select expects to receive proceeds from the Asset Sale of approximately $105,042,000 in cash. This amount is composed of the $131,500,000 base purchase price reduced by approximately $26,458,000 of debt as of September 30, 1999 to be assumed or prepaid by Value Enhancement. This amount does not reflect adjustments for pro-rations at closing or any adjustments to the purchase price that may be made for breaches of representations and warranties discovered before the closing. After deducting approximately $3,700,000 for estimated legal, accounting, investment banking, title insurance, closing, directors' and officers' liability insurance and other liability insurance, shareholder communication and other costs, and $2,630,000 required to be deposited in an indemnity escrow fund pursuant to the Purchase Agreement to secure indemnity obligations (see "Indemnity and Indemnity Escrow Fund"), Franklin Select anticipates that the initial cash distribution following the Asset Sale will be approximately $7.11 per Series A Share ($98,712,000 in the aggregate). See "Dissolution-Expected Distribution." All estimates of proceeds and distributions per share in this Proxy Statement assume the issuance of 1,625,000 Series A Shares to the Limited Partners immediately before the closing of the Asset Sale pursuant to the exercise of the Limited Partners' Conversion Rights.

     In addition to the estimated proceeds from the Asset Sale, Franklin Select will also have other assets at the time of the closing of the Asset Sale, consisting primarily of cash, cash equivalents and mortgage-backed securities. As of September 30, 1999, the latest period for which Franklin Select has announced its financial results, the value of these other assets was approximately $15,925,000 before the payment of liabilities. From these other assets as they may exist at the time of the closing, Franklin Select must retain sufficient funds to meet its obligations, including its then existing and contingent liabilities, as well as its costs of dissolution. Assets will be retained to cover (a) liabilities or possible liabilities relating to the Shareholder Litigation (as defined herein - see "Effect of Shareholder Litigation"), unless such lawsuits are settled or dismissed prior to the closing of the Asset Sale,
(b) other known or contingent and future claims, (c) professional fees and other expenses of management and dissolution, and (d) various other liabilities, expenses and obligations of Franklin Select that will be incurred by Franklin Select and any liquidating trust. See "Dissolution-Expected Distribution."

DESCRIPTION OF THE PROPERTIES

     The Owned Properties consist of the following:

     (a) an office building located at 1800 East Imperial Highway, Brea, California, and an adjacent land parcel;

     (b) research and development industrial buildings located at 4545-55-75 Cushing Parkway, Fremont, California;

     (c) research and development industrial buildings located at 45635 & 45875 Northport Loop East, Fremont, California;

     (d) an office building located at 100 Marine World Parkway, Redwood City, California; and

     (e) office buildings located at 1 & 3 Twin Dolphin Drive, Redwood City, California.

     The Partnership Properties consist of the following:

     (a) a research and development industrial building located at 46360 Fremont Boulevard, Fremont, California;

     (b) research and development industrial buildings located at 40455 and 40563 Encyclopedia Circle, Fremont, California;

     (c) research and development industrial buildings located at 4540-4650 Cushing Parkway, Fremont, California; and

     (d) an office building located at 1500 Rosecrans Avenue, Manhattan Beach, California.

     Continental Property Management Company ("Continental"), an affiliate of the Advisor, manages the Owned Properties and the Partnership Properties pursuant to property management agreements with Franklin Select and the Partnership, respectively. Franklin Select, the Partnership and Continental have agreed to terminate these agreements contingent, and effective, upon the closing of the Asset Sale.

EXPECTED TIMING OF THE ASSET SALE

     Franklin Select has agreed in the Purchase Agreement to make commercially reasonable efforts to seek shareholder approval of the Asset Sale, including filing the required proxy statement with the SEC. The Purchase Agreement provides that the closing is to occur as soon as practicable, but not more than twenty (20) business days, after Franklin Select notifies Value Enhancement of receipt of shareholder approval, and in all events by March 31, 2000.

REPRESENTATIONS AND WARRANTIES; CLOSING CONDITIONS

     The Purchase Agreement contains representations and warranties by Franklin Select and the Partnership to Value Enhancement customary for transactions of this type, including representations regarding Franklin Select, the Limited Partners, the Partnership and the Properties.

     The parties' obligations to consummate the Asset Sale are subject to the satisfaction or waiver of conditions customary for transactions of this type, including: (a) approval by Franklin Select's shareholders, (b) there being no court order or other governmental prohibition or restraint preventing the consummation of the transactions, (c) each of the parties having complied with or performed all required obligations (except any for which a failure to comply or perform does not have a material adverse effect on the transaction); (d) the title insurance company being ready, willing and able to issue the required title insurance policies, subject to the permitted exceptions; and (e) the representations and warranties of the other party being true and correct, with certain materiality exceptions.

PURCHASE PRICE ADJUSTMENT OR TERMINATION

     The Purchase Agreement provides that if the representations and warranties of Franklin Select, the Limited Partners or the Partnership are not true and correct as of the closing date, other than because of damage, destruction or condemnation or certain exceptions regarding title, and such failure to be true and correct would result in an aggregate loss or liability to Value Enhancement of at least $400,000, then the purchase price including, on a pro rata basis, the purchase price for the limited partner interests is reduced by the full amount of such loss or liability. If the breach of representation and warranty is due to certain liens on title that have not been discharged at or before the closing, then the purchase price including, on a pro rata basis, the purchase price for the limited partner interests, is reduced by the cost of removing the lien or any diminution in value caused by the lien. As of the date of this Proxy Statement, Value Enhancement has identified certain potential losses and liabilities which total less than $400,000 and which the parties are in the process of trying to resolve.

     If the failure of the representations and warranties to be true and correct (other than because of damage, destruction or condemnation) would result in an aggregate loss or liability to Value Enhancement of at least $7,500,000, then either Value Enhancement or Franklin Select may terminate the transaction. However, Franklin Select has no right to terminate if the failure of the representation or warranty resulted from its or the Limited Partners' intentional action or omission or breach of a covenant. Instead of terminating the Asset Sale, Value Enhancement may elect to limit the claimed loss or liability to less than $7,500,000 and to reduce the purchase price (including, on a pro rata basis, the purchase price for the limited partner interests) by such lesser amount. If Value Enhancement elects this adjustment, Franklin Select will have no right to terminate the Purchase Agreement; the price adjustment will be Value Enhancement's sole and exclusive remedy regarding representations and warranties determined prior to the closing not to be true and correct. However, Value Enhancement will retain any rights it would otherwise have had regarding intentional breaches of representations and warranties.

     Any disputes regarding the existence, before closing, of a breach of representation or warranty and the amount of any resulting loss or liability under the Purchase Agreement are to be resolved by mediation in San Francisco under the rules of the American Arbitration Association and, if the parties cannot reach an agreement in mediation, by final, binding arbitration in San Francisco under the Commercial Arbitration Rules of the American Arbitration Association. Any disputed amounts at the time of closing will be withheld from the purchase price payment and placed in escrow with the title company pending resolution of the dispute.

     If, before the closing, the Properties are damaged or all or any part of the Properties are taken by eminent domain, Value Enhancement is required to close the transactions and has the right to any insurance proceeds or compensation payable with respect to such damage or taking, unless, as a result of such damage or taking, a "major lease termination" occurs. If a major lease termination occurs, Value Enhancement has the right to terminate the Purchase Agreement. A major lease termination occurs if any tenant leasing over 40,000 square feet of the affected Properties, or 20% of more (by number of tenants) of the remaining tenants leasing over 10,000 square feet in the affected Properties, either (a) fail to provide a written statement waiving any and all rights to terminate their respective leases as a result of such damage or taking, or (b) threaten or assert in writing a right to terminate their leases as a result of such damage or taking.

INDEMNITY AND INDEMNITY ESCROW FUND

     Franklin Select and the Partnership have agreed to indemnify Value Enhancement and its directors, officers, employees, agents, representatives and affiliates (the "Indemnitees") against costs, losses, damages, claims and the like ("Losses") arising out of: (a) the inaccuracy of any representation made by, or the failure to comply with any agreement or obligation of, Franklin Select or the Partnership set forth in the Purchase Agreement and related agreements, and (b) filings made by or on behalf of Franklin Select or its shareholders or affiliates with governmental authorities in connection with the transaction, including this Proxy Statement (with certain exceptions). Franklin Select has agreed to indemnify the Indemnitees against Losses arising out of the Shareholder Litigation.

     To secure the indemnity obligations of Franklin Select and the Partnership, $2,630,000 in cash will be withheld from the cash paid by Value Enhancement to Franklin Select at closing and will be deposited with a mutually acceptable escrow agent. This fund is known as the "indemnity escrow fund." The indemnity obligations of Franklin Select and the Partnership do not arise unless and until the total of all claims for indemnity exceeds $1,350,000. The $1,350,000 threshold is also a deductible amount; even if the threshold is reached, the indemnity obligations only apply to claims above the threshold.

     In general, the indemnity obligations of Franklin Select and the Partnership are limited to any funds remaining in the indemnity escrow fund, and the indemnity escrow fund is Value Enhancement's sole recourse for these indemnities. However, indemnity obligations relating to the following (to the extent Franklin Select, the Partnership or the Limited Partners have any liabilities with respect thereto) are not subject to the threshold amount requirement or the maximum indemnity amount, and Value Enhancement's recourse for them is not limited to the indemnity escrow fund: (a) intentional misrepresentations by Franklin Select or the Partnership; (b) failure to comply with post-closing obligations contained in the Purchase Agreement and related agreements; (c) breaches of representations regarding brokerage commissions;
(d) indemnity obligations regarding the Shareholder Litigation; and (e) failure to pay costs or expenses under the Purchase Agreement and related agreements, including closing adjustments. Except for these claims, for which the Purchase Agreement provides no time limit, claims for breaches of representations, warranties and covenants must be made by Value Enhancement on or before the nine month anniversary of the closing date. For all claims, indemnity payments are reduced by any proceeds received by the indemnified party from insurance and by indemnity, contribution or other payments from third parties.

TERMINATION OF THE PURCHASE AGREEMENT

     Upon the execution of the Purchase Agreement, Value Enhancement deposited $1,315,000 in the form of a standby letter of credit in escrow with the title company as a deposit against payment of the purchase price at closing. If the sale of the Owned Properties and Franklin Select's general partner interest is not consummated because of a default by Value Enhancement, and if the conditions to consummation that are not within Value Enhancement's control have been satisfied, then Franklin Select is entitled to retain the deposit, together with all interest, as liquidated damages. Retaining the deposit by Franklin Select would be Franklin Select's and the Limited Partners' sole and exclusive remedy against Value Enhancement for such a default by Value Enhancement that prevented consummation of the transactions.

     If, notwithstanding its efforts, Franklin Select is unable to obtain the requisite shareholder approval by February 28, 2000, then Franklin Select (on behalf of itself and the Limited Partners) and Value Enhancement are each entitled to terminate the Purchase Agreement. Moreover, if, following the date of the Purchase Agreement (i.e., October 12, 1999), Franklin Select receives a "superior proposal," then, to the extent required by the fiduciary obligations of the Board as determined in good faith in consultation with outside counsel, Franklin Select is entitled to terminate the Agreement on behalf of itself and the Limited Partners. A "superior proposal" means any proposal relating to any direct or indirect acquisition of the Properties, the Common Stock or the limited partner units that the Board determines, in good faith, after consultation with outside legal counsel and financial and other advisers, is reasonably likely to be consummated, taking into account the relevant factors and that would, if consummated, result in net proceeds and tax benefits to Franklin Select's shareholders and the Limited Partners in excess of the amount of proceeds and benefits the shareholders (treating the Limited Partners as having fully converted their limited partner units to Series A Shares) would receive in liquidating dividends as a result of the Asset Sale. If (a) Franklin Select or Value Enhancement terminates the Purchase Agreement because Franklin Select has been unable to obtain the required shareholder approval by February 28, 2000, or (b) Franklin Select terminates it because it has received a "superior proposal," Franklin Select is required to reimburse Value Enhancement for up to an aggregate of $250,000 of specified out-of-pocket due diligence costs and loan assumption fees (including related legal costs) and for up to $25,000 in legal fees. In addition, the $1,315,000 deposit made by Value Enhancement is to be promptly returned to it and the Purchase Agreement will terminate. However, Franklin Select and the Limited Partners are not required to make the reimbursements if the Asset Sale fails to close as a result of any default by Value Enhancement.

     If (a) Franklin Select terminates the Purchase Agreement because it has received a "superior proposal," or either Franklin Select or Value Enhancement terminates the Purchase Agreement because Franklin Select has failed to obtain shareholder approval, and, (b) within twelve (12) months after the date of the Purchase Agreement (i.e., October 12, 2000), Franklin Select consummates or enters into an agreement providing for any merger, share exchange, business combination or similar transaction with a third party involving all or substantially all of Franklin Select's assets or stock, or any sale of all or substantially all the Properties, then, in addition to reimbursing Value Enhancement the costs and expenses described above, Franklin Select is required to pay Value Enhancement a break-up fee of $1,315,000. The break-up fee is prorated for transactions that involve substantially all, but less than all, of Franklin Select or the Properties. However, Franklin Select is not required to pay the reimbursements or the break-up fee if the Asset Sale fails to close as the result of any default by Value Enhancement.

DISSOLUTION RESTRICTIONS

     Franklin Select has agreed in the Purchase Agreement to remain in existence for at least nine months after the closing of the Asset Sale and to maintain liquid assets of at least $2,630,000 during that period.

GOVERNMENT APPROVALS

     No federal or state regulatory requirements or approvals must be complied with or obtained in connection with the Asset Sale other than compliance with applicable state corporate law and federal and state securities laws.

           OPINION OF PRUDENTIAL SECURITIES TO THE SPECIAL COMMITTEE

     INTRODUCTION. The Special Committee engaged Prudential Securities in April 1998 to be its exclusive financial advisor with respect to the analysis and consideration of strategic alternatives available to Franklin Select to enhance shareholder value. Prudential Securities is not affiliated with Franklin Select, the Advisor, Franklin Resources, Inc., or Franklin Templeton. The Special Committee selected Prudential Securities because it is a nationally recognized investment banking firm engaged in the valuation of businesses and their securities in connection with mergers and acquisitions and for other purposes and has substantial experience in transactions similar to the Asset Sale. See "Background and History of the Asset Sale."

     Prudential Securities has informed the Board and the Special Committee that in the ordinary course of business, Prudential Securities may actively trade the shares of Franklin Select's common stock for its own account and for the accounts of customers, and accordingly, may at any time hold a long or short position in such securities.

     Prudential Securities, the Special Committee and Franklin Select entered into an Engagement Letter dated April 17, 1998, as extended by a Letter Agreement dated September 23, 1999, pursuant to which the Special Committee engaged Prudential Securities to analyze and consider strategic alternatives available to Franklin Select to enhance shareholder value, including the disposition of certain assets or the entire real estate portfolio. Prudential Securities was engaged to identify opportunities for a transaction, advise the Special Committee concerning such opportunities, whether or not identified by Prudential Securities, and, as requested by the Special Committee, participate on Franklin Select's behalf in negotiations concerning such a transaction and assist the Special Committee in structuring a transaction. Prudential Securities' engagement also included rendering an opinion as to the fairness from a financial point of view to Franklin Select of the consideration to be received in a transaction.

     FAIRNESS OPINION-GENERAL. On October 2, 1999, Prudential Securities delivered its oral opinion to the Special Committee to the effect that, as of such date, the consideration to be paid to Franklin Select by Value Enhancement pursuant to the Asset Sale is fair to Franklin Select from a financial point of view. Prudential Securities did not address the fairness of the consideration to be paid to Franklin Select's shareholders or the Limited Partners. Prudential Securities made a presentation of the financial analysis underlying its oral opinion at a Special Committee meeting on October 2, 1999. This analysis is summarized below. All of the members of the Special Committee were present at the meeting and had an opportunity to ask questions regarding the Prudential Securities presentation. Prudential Securities subsequently confirmed its opinion by a letter dated October 2, 1999 (the "Prudential Securities Opinion").

     In requesting the Prudential Securities Opinion, the Special Committee did not give any special instructions to Prudential Securities or impose any limitation upon the scope of the investigation that Prudential Securities deemed necessary to enable it to deliver the Prudential Securities Opinion. A copy of the Prudential Securities Opinion, which sets forth the assumptions made, matters considered and limits on the review undertaken, is attached to this Proxy Statement as EXHIBIT B and is incorporated herein by reference. Franklin Select's shareholders are urged to read the Prudential Securities Opinion in its entirety.

     THE PRUDENTIAL SECURITIES OPINION IS DIRECTED ONLY TO THE FAIRNESS OF THE CONSIDERATION TO FRANKLIN SELECT FROM A FINANCIAL POINT OF VIEW AND DOES NOT CONSTITUTE A RECOMMENDATION TO ANY SHAREHOLDER AS TO HOW SUCH SHAREHOLDER SHOULD VOTE AT THE SPECIAL MEETING OR AS TO ANY OTHER ACTION SUCH SHAREHOLDER SHOULD TAKE REGARDING THE ASSET SALE.

     CONCLUSION OF PRUDENTIAL SECURITIES OPINION. In the Prudential Securities Opinion, Prudential concludes that the consideration to be paid to Franklin Select pursuant to the Asset Sale is fair to Franklin Select from a financial point of view.

     METHODOLOGY; ITEMS REVIEWED. In conducting its analysis and arriving at the Prudential Securities Opinion, Prudential Securities reviewed such information and considered such financial data and other factors as it deemed relevant under the circumstances, including, among others, the following: (a) a draft of the Purchase Agreement, dated September 30, 1999; (b) a draft of the Conversion Rights Agreement, dated September 30, 1999; (c) certain publicly available historical financial and operating data concerning Franklin Select including, but not limited to, the Annual Reports on Form 10-K of Franklin Select for the fiscal years ended December 31, 1996, 1997 and 1998, and the Quarterly Report on Form 10-Q for the quarter ended June 30, 1999; (d) historical stock market prices and trading volumes for Franklin Select common stock; (e) publicly available financial, operating and stock market data concerning certain companies engaged in businesses deemed comparable to the business of Franklin Select or otherwise relevant to Prudential Securities' inquiry; (f) the financial terms of certain recent transactions Prudential Securities deemed relevant; (g) internal valuation analyses of Franklin Select's properties prepared by the management of Franklin Select; and (h) such other financial studies, analyses and investigations as Prudential Securities deemed appropriate.

Prudential Securities assumed, with Franklin Select's consent, that the drafts of the Purchase Agreement and the Conversion Rights Agreement which Prudential Securities reviewed (as referred to above) would conform in all material respects to those documents in final form.

     In connection with its review and analysis and in arriving at the Prudential Securities Opinion, Prudential Securities relied upon the accuracy and completeness of the financial and other information provided to Prudential Securities by Franklin Select's management and did not undertake any independent verification of such information or any independent valuation or appraisal of any of the assets or liabilities of Franklin Select. With respect to certain financial forecasts provided to Prudential Securities by the management of Franklin Select, Prudential Securities assumed such information (and the assumptions and bases therefor) represented the best currently available estimates and judgments of Franklin Select's management as to the future financial performance of Franklin Select. Further, the Prudential Securities Opinion is necessarily based on economic, financial and market conditions as they existed, and can only be evaluated, as of October 2, 1999.

     The Prudential Securities Opinion does not address nor should it be construed to address the relative merits of the Asset Sale and alternative business strategies which may be available to Franklin Select.

     In arriving at the Prudential Securities Opinion, Prudential Securities performed a variety of financial analyses, including those summarized herein. The summary set forth below of the analyses presented to the Special Committee at the October 2, 1999 meeting does not purport to be a complete description of the analyses performed. The preparation of a fairness opinion is a complex process that involves various determinations as to the most appropriate and relevant methods of financial analyses and the application of these methods to the particular circumstances and, therefore, such an opinion is not necessarily susceptible to partial analysis or summary description. Prudential Securities believes its analysis must be considered as a whole and selecting portions thereof or portions of the factors considered by it, without considering all analyses and factors, could create an incomplete view of the evaluation process underlying the Prudential Securities Opinion. Prudential Securities made numerous assumptions with respect to industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of Franklin Select. Any estimates contained in Prudential Securities' analyses are not necessarily indicative of actual values or future results, which may be significantly more or less favorable than suggested by such analyses. Additionally, estimates of the values of businesses and securities do not purport to be appraisals or necessarily reflect the prices at which businesses or securities may be sold. Accordingly, such analyses and estimates are inherently subject to substantial uncertainty. Subject to the foregoing, the following is a summary of the material financial analyses presented by Prudential Securities to the Special Committee on October 2, 1999.

     COMPARABLE COMPANIES ANALYSIS. Prudential Securities employed a comparable companies analysis to establish implied consideration ranges. Prudential Securities analyzed publicly-available historical and projected financial results, including multiples of current stock prices of the Comparable Companies (as defined below) compared to such companies' respective actual 1998 funds from operations per share ("1998 Actual FFO"), projected 1999 funds from operations per share ("1999 Projected FFO"), and projected 2000 funds from operations per share ("2000 Projected FFO") of such Comparable Companies. The "Comparable Companies" consist of certain companies, considered by Prudential Securities to be reasonably similar to Franklin Select, and include: Bedford Property Investors, Inc., CenterPoint Properties Trust, EastGroup Properties, Inc., Great Lakes REIT, Kilroy Realty Corporation, Pacific Gulf Properties Inc., Parkway Properties, Inc., Prime Group Realty Trust and SL Green Realty Corp. All of the trading multiples of the Comparable Companies were based on their respective closing stock prices on September 30, 1999 (the "September 30th Closing Price") and all FFO per share estimates were published by First Call Corporation. The estimates published by First Call Corporation were not prepared in connection with the Asset Sale or at the request of Prudential Securities.

     The Comparable Companies were found to have a September 30th Closing Price estimated to be within a range of: (a) 8.2x to 13.1x 1998 Actual FFO, (b) 7.0x to 11.5x 1999 Projected FFO, and

(c) 6.4x to 10.3x 2000 Projected FFO. Applying such multiples to Franklin Select's fully-diluted (a) actual 1998 FFO per share ($0.61), (b) estimated 1999 FFO per share ($0.48), and (c) estimated 2000 FFO per share ($0.68), and making certain adjustments to reflect other assets and liabilities of Franklin Select, resulted in implied consideration ranges of $5.00 to $8.01, $3.75 to $5.93 and $4.74 to $7.40, respectively.

     COMPARABLE TRANSACTIONS ANALYSIS. Prudential Securities also analyzed the consideration paid in several recent merger and acquisition transactions it deemed to be reasonably similar to the Asset Sale and considered the multiple of the equity purchase price (defined as the purchase price of the acquired entity's equity) to the acquired entity's latest twelve months funds from operations ("LTM FFO") and to the acquired entity's forward twelve months funds from operations ("F-FFO"), based upon publicly available information for such transactions. The transactions considered were the combinations of: (a) the then pending merger of Health Care Property Investors, Inc. and American Health Properties, Inc., (b) the pending merger of SHP Acquisition, LLC and Sunstone Hotel Investors, (c) the then pending merger of Equity Residential Properties Trust and Lexford Residential Trust, (d) the then pending merger of Berkshire Realty Holdings, L.P. and Berkshire Realty Company, (e) Duke Realty Investments, Inc. and Weeks Corporation, (f) Reckson Associates Realty Corp. and Tower Realty Trust, Inc., (g) Prologis Trust and Meridian Industrial Trust, and (g) Public Storage and Storage Trust Realty (the "Comparable Transactions"). The Comparable Transactions were found to imply for the acquired entity an equity purchase price within a range of 6.1x to 13.2x LTM FFO and 5.0x to 11.2x F-FFO. Applying such multiples to Franklin Select's LTM FFO per share ($0.53) and F-FFO per share ($0.65), and then making certain adjustments to reflect other assets and liabilities of Franklin Select, resulted in implied consideration ranges of $3.63 to $7.40 and $3.65 to $7.68, respectively.

     None of the companies or acquired entities utilized in the above Comparable Companies analysis and Comparable Transactions analysis for comparative purposes is, of course, identical to Franklin Select. Accordingly, a complete analysis of the results of the foregoing calculations cannot be limited to a quantitative review of such results and involves complex considerations and judgments concerning differences in financial and operating characteristics of the Comparable Companies and the acquired entities in the Comparable Transactions and other factors that could affect the public trading value and consideration paid for each of the Comparable Companies and the acquired entities, respectively, as well as that of Franklin Select.

     LIQUIDATION ANALYSIS. Prudential Securities compared the estimated liquidation value per share of $8.41 (before estimated commissions, transaction, timing, claim resolution and other costs associated with a liquidation process) to the consideration to be paid to Franklin Select by Value Enhancement and made certain adjustments to reflect other assets and liabilities of Franklin Select. This estimate was based on Franklin Select's estimates and was made before testing the market to determine the feasibility of actually achieving this level of liquidation value.

     STOCK TRADING ANALYSIS. Prudential Securities reviewed the latest twelve months' historical trading prices for Franklin Select's common stock and noted that the low stock price was approximately $5.25 per share and the high stock price was approximately $7.50 per share. Prudential Securities compared these prices to the consideration to be paid to Franklin Select and made certain adjustments to reflect other assets and liabilities of Franklin Select.

     Projected financial and other information concerning Franklin Select and the impact of the Asset Sale upon the holders of Franklin Select's common stock are not necessarily indicative of future results. All projected financial information is subject to numerous contingencies, many of which are beyond the control of management of Franklin Select.

     CONSIDERATION TO BE RECEIVED FROM VALUE ENHANCEMENT. The Prudential Securities Opinion was one of the many factors taken into consideration by the Special Committee in making its determination to recommend approval of the Asset Sale. Consequently, the analyses of Prudential

Securities described above should not be viewed as determinative of the opinion of the Special Committee with respect to the consideration to be received by Franklin Select from Value Enhancement. The consideration was determined through negotiations between Franklin Select and Value Enhancement and was approved by the Special Committee and the Board. The decision to enter into the Purchase Agreement and to accept the consideration to be received in the Asset Sale was solely that of the Special Committee and the Board.

     FEES AND INDEMNIFICATION OF PRUDENTIAL SECURITIES. Pursuant to the Engagement Letter, Franklin Select paid Prudential Securities an initial $60,000 retainer and agreed to pay it a transaction fee in the amount of 0.65% of the "total consideration" paid in certain types of transactions, including the Asset Sale. The retainer is credited against the transaction fee. The "total consideration" includes debt assumed or paid by the buyer. Pursuant to the Engagement Letter, Franklin Select paid Prudential Securities $300,000 for rendering the Prudential Securities Opinion; however, the full amount of this payment will be credited against the transaction fee due Prudential Securities for the Asset Sale. Therefore, if the transaction contemplated by the Purchase Agreement is consummated, a transaction fee in the amount of 0.65% of the "total consideration" would be payable to Prudential Securities (with the payment due at closing being reduced by the $60,000 retainer and the $300,000 fee for the Prudential Securities Opinion). Franklin Select has also agreed to reimburse Prudential Securities for its reasonable out-of-pocket and incidental expenses incurred in connection with its engagement, including its attorneys' fees.

     As compensation for services rendered by Prudential Securities in connection with Franklin Select's sale of its two remaining retail properties in November 1998, Franklin Select paid Prudential Securities a transaction fee in the amount of 0.65% of the $15,400,000 proceeds from the sale at the closing of the sale.

     Franklin Select and Prudential Securities are parties to a letter agreement dated April 17, 1998, pursuant to which Franklin Select agreed to indemnify Prudential Securities and its affiliates, their respective directors, officers, controlling persons, if any, agents, and employees from and against claims, liabilities, losses, damages and expenses which are related to or arise out of actions taken or omitted to be taken (including any untrue statements made or any statements omitted to be made) by Franklin Select, or by an indemnified person with Franklin Select's consent, or are otherwise related to or arise out of the engagement of Prudential Securities. However, Franklin Select is not responsible for any claims or the like which are finally judicially determined to have resulted primarily from the bad faith or gross negligence of Prudential Securities.

                    ACCOUNTING TREATMENT OF THE ASSET SALE

     The Asset Sale will be reflected on Franklin Select's financial statements as a sale, with a gain recognized in the year in which the Asset Sale is consummated in the amount of the difference between the purchase price and the aggregate net book value of the real estate assets (or partnership interest) sold to Value Enhancement.

               FEDERAL INCOME TAX CONSEQUENCES OF THE ASSET SALE

     The following summary of the material federal income tax consequences of the Asset Sale is not intended to be tax advice to any person, nor is it binding upon the Internal Revenue Service. In addition, no information is provided herein with respect to the tax consequences of the Asset Sale under applicable state, local, or foreign tax laws.

     Franklin Select will recognize gain on the Asset Sale in an amount equal to the difference between the amount realized by Franklin Select from the Asset Sale and Franklin Select's adjusted tax basis in the assets sold. The amount realized by Franklin Select on the Asset Sale will equal the sum of the money received by Franklin Select, plus the amount of the liabilities assumed by Value Enhancement, plus the amount of any liabilities to which the sold assets are subject. Franklin Select will be subject to federal income taxation on any gain it recognizes on the Asset Sale. However, Franklin Select may be able to avoid entity level U.S. federal income tax on this gain, if, among other things, it remains qualified as a REIT and if it makes certain "liquidating distributions" to its shareholders. See "Federal Income Tax Consequences of Dissolution and Liquidation" below.

     Franklin Select shareholders receiving liquidating distributions pursuant to the Dissolution Plan should generally be unaffected by any gain or loss recognized by Franklin Select on the Asset Sale, and should also generally be unaffected by the Limited Partners exercise of their respective Conversion Rights. Liquidating distributions received by shareholders pursuant to the Dissolution Plan should be treated as full payment for such shareholder's shares. Consequently, each shareholder receiving liquidating distributions will recognize gain or loss (which generally should qualify for capital gain or loss treatment) equal to the difference between the amount of the distribution and the shareholder's basis in its Franklin Select shares. As each shareholder will have a different basis in its shares, each shareholder will be responsible for calculating its own gain or loss in connection with the liquidating distributions it receives from Franklin Select. See "Federal Income Tax Consequences of Dissolution and Liquidation" below.

                        INTEREST OF CERTAIN PERSONS IN
                           MATTERS TO BE ACTED UPON

     Two of the four Limited Partners are family trusts of which Barry C. L. Fernald and Larry D. Russel, respectively, are settlors and beneficiaries. Each of these two Limited Partners owns 25% of the total limited partner interest in the Partnership. Messrs. Fernald and Russel were Directors of Franklin Select from 1996 and members of the Special Committee from its inception in February 1998 until they resigned from the Board effective September 9, 1999. Messrs. Fernald and Russel were no longer Directors when the Board approved the Asset Sale, the Purchase Agreement or the Purchase of Conversion Rights Agreement on October 2, 1999. However, they were Directors and Special Committee members at the time the Special Committee and the Board met to consider proposals from various parties, including Value Enhancement. If they had not exercised their respective Conversion Rights, each of these Limited Partners would have received approximately $3,030,625 in installment obligations for their partner interests from Value Enhancement pursuant to the Purchase Agreement and would have been entitled to receive contingent payments from Franklin Select pursuant to the Conversion Rights Agreement. Because these Limited Partners exercised their Conversion Rights in a timely manner, each will be entitled to receive 406,250 Series A Shares immediately before the closing of the Asset Sale. Value Enhancement has informed Franklin Select that, before the Limited Partners exercised their Conversion Rights, Value Enhancement agreed to pay each Limited Partner $25,000 in connection with such Limited Partner's exercise of its Conversion Rights.

                              DISSENTERS' RIGHTS

     Shareholders of Franklin Select will have no dissenters' rights or appraisal rights under California law with respect to the Asset Sale.

                                 VOTE REQUIRED

     The affirmative vote of the holders of a majority of the outstanding shares of Common Stock is required to approve the Asset Sale. Franklin Resources and Franklin Properties have informed the Board that they intend to vote all Series A Shares and Series B Shares owned by them, respectively, in favor of the Asset Sale.

                          RECOMMENDATION OF THE BOARD

     THE BOARD UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE PROPOSAL TO APPROVE THE ASSET SALE.

        PROPOSAL 2: TO LIQUIDATE, WIND UP AND DISSOLVE FRANKLIN SELECT

SHAREHOLDER ACTION PROPOSED

  The Board has unanimously approved the Dissolution Plan. The Dissolution Plan provides that the Board, without further action by the shareholders (except as such action may be required by law or as the Board may deem appropriate), after passage of the waiting period required by the Purchase Agreement, may elect at any time to dissolve Franklin Select after payment of, or provision for the payment of, any legally enforceable obligations of Franklin Select. Any remaining assets would be distributed to shareholders. Approval by the holders of a majority of the outstanding shares of Common Stock is required to adopt the Dissolution Plan. APPROVAL OF THE DISSOLUTION PLAN IS CONTINGENT UPON THE APPROVAL OF THE ASSET SALE BY THE SHAREHOLDERS. IF THE SHAREHOLDERS DO NOT APPROVE THE ASSET SALE, THE VOTE ON THE PROPOSAL TO APPROVE THE DISSOLUTION PLAN WILL NOT BE TAKEN.

  The following description of the Dissolution Plan contained in this Proxy Statement is qualified in its entirety by reference to the Dissolution Plan and the relevant provisions of the California Corporations Code. The text of the Dissolution Plan is contained in EXHIBIT A attached hereto.

                      DESCRIPTION OF THE DISSOLUTION PLAN

     The Dissolution Plan provides for the liquidation, winding up and dissolution of Franklin Select pursuant to the California Corporations Code. Franklin Select has agreed in the Purchase Agreement to remain in existence for at least nine months after the closing of the Asset Sale and to maintain liquid assets of at least $2,630,000 during that period. Therefore, Franklin Select does not expect to file the required certificate of election to wind up and dissolve with the Secretary of State of the State of California (which would formally initiate the dissolution process), or take other required actions to actually dissolve, until at least nine months after the closing of the Asset Sale, or such longer period as the Board may deem feasible. Moreover, although the Board presently intends to dissolve Franklin Select as soon as feasible after the expiration of this period, it may decide not to actually dissolve Franklin Select until after the resolution of the Shareholder Litigation. Moreover, the Dissolution Plan authorizes the Board to abandon the dissolution of Franklin Select at any time if the Board deems such action to be in the best interests of the shareholders.

     The Dissolution Plan contemplates that upon its adoption by the shareholders, and, contingent upon the consummation of the Asset Sale, and as soon as feasible thereafter and as permitted by the Purchase Agreement, payment of, or provision for payment of, any legally enforceable obligations of Franklin Select will be made out of Franklin Select's assets. Thereafter, remaining assets will be distributed to the shareholders in one or more distributions. See "Expected Distributions" below.

     The Board will set a record date for the initial cash distribution to shareholders (the "Initial Distribution"), which it expects to be made as soon as practicable after the Closing of the Asset Sale. Franklin Select will notify shareholders in advance of the record date. Franklin Select expects that the Series A Shares will be de-listed from the American Stock Exchange on, or shortly after, the date the Initial Distribution is made. After that date, it is anticipated that the market price of the Series A Shares will decline as liquidating distributions are made to shareholders.

     OPERATIONS. After the closing of the Asset Sale, Franklin Select will cease business operations, other than managing its investments in cash, cash equivalents and other marketable securities. Its corporate existence will continue thereafter, but solely for the purpose of managing such investments, providing for the satisfaction of its obligations, adjusting and winding up its business and affairs, and distributing its remaining assets. No further approvals by the shareholders will be obtained. One or more liquidating distributions from these remaining assets will be conditioned upon setting aside a sufficient amount of money for the purpose of meeting any residual obligations or liabilities which Franklin Select has not otherwise met.

     PAYMENT OF LEGALLY ENFORCEABLE CLAIMS. Franklin Select will satisfy, or provide for the satisfaction of, all its legally enforceable claims, liabilities and obligations in an orderly manner. This will include claims arising from the residual liabilities discussed below. See "Expected Distributions."

     DIRECTORS AND OFFICERS. Franklin Select anticipates that its current Directors and officers will continue to serve in such capacities after adoption of the Dissolution Plan. Directors remaining in office will continue to receive directors' fees in accordance with Franklin Select's director compensation policies.

     CONTINUED INDEMNIFICATION OF DIRECTORS AND OFFICERS. Franklin Select will also reserve sufficient assets and/or obtain and maintain such insurance as shall be necessary to provide for the continued indemnification of the Directors, officers, Advisor and agents of Franklin Select to the full extent provided by the bylaws, any existing indemnification agreements between Franklin Select and any of such persons, and applicable law. It is expected that such insurance would include coverage for periods after the dissolution of Franklin Select, including periods after the termination of any liquidating trust, and would include coverage for trustees, employees and agents of such liquidating trust.

     FRACTIONAL SHARES. Holders of fractional shares will receive, for each distribution, an amount equal to their fraction of a share multiplied by the amount distributed per Series A Share. Multiple fractional shares owned by a single holder will be aggregated.

     TERMINATION OF REIT STATUS. The Directors will have the authority to terminate Franklin Select's status as a real estate investment trust under Sections 856-860 of the Internal Revenue Code of 1986, as amended (the "Code"), if and when they determine that such action would be in the best interests of the shareholders. Although Franklin Select expects that it will be able to meet the REIT requirements for the tax year ending December 31, 2000, there can be no assurance that it will be able to do so. See "Federal Income Tax Consequences of Dissolution and Liquidation."

     If all of Franklin Select's assets are not sold or distributed prior to the second anniversary of the approval of the Dissolution Plan by Franklin Select's shareholders, or if unpaid claims, liabilities and other obligations remain outstanding, Franklin Select may transfer any assets not sold or distributed to a liquidating trust. In the event a liquidating trust is established, Franklin Select would distribute to the then holders of Series A Shares beneficial interests in the liquidating trust ("Interests") in proportion to the number of Series A Shares owned by such holders. The sole purpose of the liquidating trust will be to liquidate any remaining assets of Franklin Select on terms satisfactory to the liquidating trustees and, after paying any remaining liabilities of Franklin Select, distribute the proceeds of the sale of assets formerly owned by Franklin Select to the holders of Interests. The liquidating trust will be obligated to pay any expenses and liabilities of Franklin Select which remain unsatisfied. Approval of the Dissolution Plan will constitute the approval by the shareholders of the Board's establishment of such a liquidating trust, its appointment of one or more individuals (who may or may not be former directors) or corporate persons to act as trustee or trustees and the terms of any liquidating trust agreement adopted by the Board. It is anticipated that the Interests will not be freely transferable. Therefore, the recipients of the Interests will not realize any value from the Interests unless and until the liquidating trust distributes cash or other assets to them, which will be solely in the discretion of the trustees.

     DISSOLUTION; NO TRANSFERS. After all of Franklin Select's assets have been sold, all its known and contingent debts, liabilities and obligations have been paid and discharged, or adequate provision has otherwise been made therefor, and all net proceeds have been distributed to or for the benefit of the shareholders, Franklin Select will file a Certificate of Dissolution with the Secretary of State of the State of California. Upon filing of the Certificate of Dissolution, Franklin Select will cease to exist as a legal entity and will be dissolved. The stock transfer books of Franklin Select will be closed as of the close of business on the date the Secretary of State of the State of California accepts the filing of Franklin Select's Certificate of Dissolution. Thereafter, no assignments or transfers of the Common Stock (except for those occurring by will, intestate succession or operation of law) will be recorded.

                             EXPECTED DISTRIBUTION

     Based on the information currently available to it, Franklin Select presently expects to pay the Initial Distribution in the amount of approximately $7.11 per Series A Share (approximately $98,712,000 in the aggregate) as soon as practicable after the closing of the Asset Sale. The actual amount of the Initial Distribution will depend upon factors that cannot be predicted with certainty, including whether or not adjustments are made to the purchase price pursuant to the Purchase Agreement, and the amount of costs, fees and expenses related to the Asset Sale, including legal, accounting, investment banking, title insurance, closing, shareholder communication and other costs. All estimates of proceeds and distributions per share in this Proxy Statement assume the issuance of 1,625,000 Series A Shares to the Limited Partners immediately before the closing of the Asset Sale pursuant to the exercise of the Limited Partners' Conversion Rights.

     In addition to the estimated proceeds from the Asset Sale, Franklin Select will also have other assets at the time of the closing of the Asset Sale, consisting primarily of cash, cash equivalents and mortgage-backed securities. As of September 30, 1999, the latest period for which Franklin Select has announced its financial results, the value of these other assets was approximately $15,925,000 before the payment of liabilities. From these other assets as they may exist at the time of the closing, Franklin Select must retain sufficient funds to meet its obligations, including its then existing and contingent liabilities, as well as its costs of dissolution. Assets will be retained to cover (a) liabilities or possible liabilities relating to the Shareholder Litigation (as defined herein - see "Effect of Shareholder Litigation"), unless such lawsuits are settled or dismissed prior to the closing of the Asset Sale, (b) other known or contingent and future claims, (c) professional fees and other expenses of management and dissolution, and (d) various other liabilities, expenses and obligations of Franklin Select that will be incurred by Franklin Select and any liquidating trust.

     With the exception of the Initial Distribution, Franklin Select has not established a timetable for further distributions, if any, to shareholders. It is not possible at this time to determine how much, if any, of the remainder of Franklin Select's cash and securities will ultimately be available for distribution. The actual amount, timing of, and record dates for, such additional distributions, if any, will be determined by the Board, in its sole discretion, and will depend upon a variety of factors, including the ultimate amounts of liquidation-related expenses and other obligations and liabilities that must be satisfied out of Franklin Select's assets. Upon the closing of the Asset Sale, Franklin Select will have sufficient cash to pay all of its current and accrued obligations. However, the existence of contingent or unknown liabilities means that the ultimate amount of liabilities cannot be determined with certainty. Claims, liabilities and expenses will continue to accrue following approval of the Dissolution Plan, and Franklin Select anticipates that expenses for professional fees and other expenses of liquidation will be significant. These expenses will reduce the amount of cash available for ultimate distribution to shareholders. Until all its remaining cash and securities are distributed, Franklin Select intends to invest its funds in investment grade securities, including short-term, interest-bearing money market funds, and may invest in mortgage-backed securities issued by Ginnie Mae, Fannie Mae and similar issuers. After satisfaction of all of Franklin Select's legally enforceable obligations, any remaining assets will be distributed to the shareholders of Franklin Select in accordance with their respective shareholdings.

     In the event that Franklin Select were to make distributions to the shareholders without payment or adequate provision for payment of its obligations, each shareholder could be held personally liable for up to the amount of total distributions such shareholder received.

EFFECT OF SHAREHOLDER LITIGATION

     Franklin Select is currently involved in the Shareholder Litigation, which it has previously reported: the "Hodge Lawsuit" and the "Vigneau Lawsuit."

     In the Hodge Lawsuit, Herbert S. Hodge, Jr. on behalf of certain shareholders of Franklin Real Estate Income Fund ("FREIF"), a predecessor of Franklin Select, filed a purported class action complaint on June 3, 1997 in the California Superior Court for San Mateo County against Franklin Select, certain of its then current and former directors, the Advisor, Franklin Resources and Bear Stearns Co., Inc. The complaint alleges, among other things, that the defendants breached their fiduciary duties to the plaintiffs in connection with the merger of FREIF into Franklin Select in May 1996.

     In the Vigneau Lawsuit, Franklin Select is defending the former directors of Franklin Advantage Real Estate Income Fund ("Advantage"), a predecessor of Franklin Select, who include the current directors of Franklin Select, against a purported class action on behalf of certain shareholders of Advantage, filed on December 2, 1996 in the California Superior Court for San Mateo County. Other defendants currently include the Advisor and Franklin Resources, Inc. The complaint alleges, among other things, that the defendants breached their fiduciary duties to the plaintiffs and other minority shareholders in connection with the purchase of an interest in Advantage by Franklin Resources in August 1994 and in connection with the merger of Advantage into Franklin Select in May 1996.

     The plaintiffs in each lawsuit seek damages in an unspecified amount and certain equitable relief. The defendants in each lawsuit have denied any wrongdoing and have been vigorously defending the lawsuits. Neither purported class has yet been certified. Franklin Select continues to believe, as previously reported and as reflected in its financial statements, that the outcome of litigation of these matters would not have a material adverse effect on its financial condition, results of operations or cash flows if Franklin Select were to remain a going concern.

     For some time, Franklin Select has also been pursuing mediation and settlement efforts with respect to the Shareholder Litigation. As a result of these efforts, Franklin Select recently entered into negotiations with the plaintiffs and other involved parties over a possible settlement related to the Hodge Lawsuit. Pending the outcome of these negotiations, the parties have agreed to postpone further discovery efforts. In the Vigneau Lawsuit, the court has ordered the parties to proceed to mediation in December, 1999 and in the interim has limited the plaintiffs' discovery activities. Any successful conclusion to these efforts to negotiate a settlement would require that the court certify a class and approve any settlement, that all parties give their consent, and that notice be given to the class members, a process which would take many months and extend beyond the closing of the Asset Sale. Franklin Select expects that the costs of any settlement or judgment in the litigation would be funded by insurance coverage and contributions from it and certain defendants as agreed or required. However, Franklin Select may be required to incur substantial additional costs in addition to its reserves in connection with this litigation. No assurances can be given as to the successful outcome of these negotiations. If these settlement negotiations are not successful, Franklin Select will continue to pursue its vigorous defense of the litigation.

     If the Asset Sale and subsequent dissolution of Franklin Select occur and the Shareholder Litigation is still pending, Franklin Select will hold back sufficient assets from available proceeds of sale and other sources to provide for, or otherwise make provision for, the costs of litigation whatever its outcome, including possible settlement or adverse judgment with respect to these lawsuits. The aggregate amount of any such provisions and holdbacks cannot be determined with certainty at this time, but would be substantial. Such provisions include the purchase by Franklin Select of additional insurance with respect to these lawsuits so as to allow Franklin Select to limit the amounts that would have to be held back to provide for these lawsuits in the course of dissolving Franklin Select.

POSSIBLE EFFECT OF SERIES B SHARES

     Franklin Select has one class of Common Stock in two series, designated Series A and Series B. Franklin Properties, Inc., an affiliate of Franklin Select, owns all 745,584 outstanding Series B Shares. Pursuant to the Amended and Restated Series B Stock Exchange Agreement dated as of May 7, 1996 between Franklin Select and Franklin Properties, the Series B Shares are convertible into 622,395 Series A Shares if the market price of Series A Shares reaches and remains at certain levels. The conversion ratio and target prices are subject to adjustment in certain circumstances.

     The Exchange Agreement classifies the Series B Shares into three tranches of 149,088; 185,866; and 410,630 Series B Shares, respectively. The exchange option becomes exercisable with respect to: (i) 149,088 Series A Shares issuable upon exchange of the 149,088 Series B Shares in the first tranche, if and when the last reported sale price of the Series A Shares on the American Stock Exchange (the "Target Price") reaches $8.42 and remains at or above that price for twenty (20) consecutive trading days; (ii) 185,866 Series A Shares issuable upon exchange of the 185,866 Series B Shares in the second tranche if and when the Target Price reaches $10.35 and remains at or above that price for twenty (20) consecutive trading days; and (iii) 287,441 Series A Shares issuable upon exchange of the 410,630 Series B Shares in the third tranche if and when the Target Price reaches $11.33 and remains at or above that price for twenty (20) consecutive trading days. As of the date hereof, the Series A Share price has not reached and/or remained at the Target Price for any of the tranches for the required time; therefore, no Series A Shares have been issued in exchange for Series B Shares.

     ALL DISCUSSION IN THIS PROXY STATEMENT CONCERNING THE AMOUNT PER SERIES A SHARE OF ASSET SALE PROCEEDS AND OF EXPECTED DISTRIBUTIONS, INCLUDING ALL PRO FORMA FINANCIAL STATEMENT PRESENTATION OF THESE ITEMS, ASSUMES THAT NO SERIES B SHARES WILL BE EXCHANGED FOR SERIES A SHARES. IF THE TARGET PRICE FOR ONE OR MORE OF THE SERIES B TRANCHES WERE REACHED AND SERIES A SHARES WERE ISSUED IN EXCHANGE FOR SERIES B SHARES, THE NUMBER OF OUTSTANDING SERIES A SHARES WOULD INCREASE BY 149,088 OR 334,954 OR 622,395, DEPENDING ON THE NUMBER OF TRANCHES FOR WHICH THE TARGET PRICE WERE REACHED. THE AMOUNT PER SERIES A SHARE AVAILABLE FOR DISTRIBUTION WOULD DECREASE CORRESPONDINGLY.

     Franklin Select's Amended and Restated Articles of Incorporation provide that distributions of net proceeds from any sale, financing or refinancing of its real property, if made, are to be made in the following order: (i) $10 per share to the holders of Series A Shares before any net proceeds are distributed to the holders of Series B Shares, and (ii) if any net proceeds remain after the distribution to the holders of the Series A Shares, then, $10 per share to the holders of Series B Shares before any further net proceeds are distributed to the holders of Series A Shares. The Articles of Incorporation provide a further order for distribution of any net proceeds remaining after these distributions. The per share distribution amounts are appropriately adjusted if the Series A Shares or Series B Shares are subdivided by stock split, stock dividend, reclassification or similar action, or if they are combined or consolidated into a lesser number of shares. Neither the Series A Shares nor the Series B Shares have been split, combined or the like.

     No distributions of net proceeds have previously been made to the holders of Series A Shares or Series B Shares. Franklin Select anticipates that less than $10 per share will be distributed to the Series A shareholders from the net proceeds of the Asset Sale and from all other sources and, therefore, that no distributions would be made to Franklin Properties, Inc. as the holder of all the outstanding Series B Shares. However, if distributions from net proceeds totaling $10 per share were made to the Series A shareholders and additional net proceeds were available for distribution, a distribution of $10 per Series B Share would be made to Franklin Properties, Inc. as the holder of the Series B Shares before any further distributions from net proceeds could be made to the Series A shareholders.

                      FEDERAL INCOME TAX CONSEQUENCES OF
                        THE LIQUIDATION AND DISSOLUTION

     The following discussion summarizes the material U.S. federal income tax consequences of Franklin Select's adoption and implementation of the Dissolution Plan. This discussion is not exhaustive of all possible tax considerations and does not include a discussion of any state, local or foreign tax considerations. In addition, the discussion is intended to address only those federal income tax considerations that are generally applicable to all U.S. shareholders and does not discuss all of the aspects of federal income taxation that may be relevant to certain types of shareholders (including insurance companies, tax-exempt entities, financial institutions, broker-dealers, foreign corporations and persons who are not citizens or residents of the United States) who are subject to special treatment under the federal income tax laws.

     This discussion is based on current provisions of the Code and its legislative history, existing, temporary and currently proposed Treasury Regulations, existing administrative rulings and practices of the Internal Revenue Service ("IRS") and judicial decisions. No assurance can be given that legislative, judicial or administrative changes will not affect the accuracy of this discussion, possibly on a retroactive basis. In addition, Franklin Select has not requested and does not plan to request any rulings from the IRS with respect to the tax consequences of the Dissolution Plan. Accordingly, no assurance can be given that the statements contained in this discussion (which do not bind the IRS or the courts) will not be challenged by the IRS or sustained by the courts if so challenged.

     This discussion is not intended as a substitute for careful tax planning. Each shareholder is urged to consult with his own tax advisor regarding the specific tax consequences of the Dissolution Plan, including the federal, state, local, and foreign tax consequences that may be applicable to such shareholder.

TAX CONSEQUENCES OF THE DISSOLUTION PLAN TO FRANKLIN SELECT

     Franklin Select believes that it has satisfied the applicable requirements for qualification as a REIT under the Code since its inception through its tax year ended December 31, 1998. Franklin Select expects to operate so that it will be able to continue to so qualify for the tax years ended December 31, 1999 and December 31, 2000. However, because Franklin Select will be selling all of its real estate assets pursuant to the Asset Sale and because of changes in Franklin Select's sources of income, including the need to retain assets to satisfy its claims, obligations and liabilities, there can be no assurance that Franklin Select will meet the applicable REIT requirements for the tax year ended December 31, 2000, and Franklin Select may not be able to meet the applicable REIT qualification tests thereafter. Moreover, the Dissolution Plan authorizes the Board to discontinue Franklin Select's status as a REIT at any time if the Board deems it to be in the best interest of Franklin Select's shareholders.

     Provided Franklin Select remains qualified as a REIT, it will be entitled to deduct "dividends" paid to its shareholders in computing its taxable income under Section 857(b) of the Code. Although distributions in liquidation of a corporation generally are not treated as "dividends," Section 562(b) of the Code provides special rules under which distributions in liquidation of a REIT are treated as deductible dividends by the REIT. First, a REIT will be entitled to a dividends paid deduction with respect to a liquidating distribution to the extent the distribution is attributable to accumulated earnings and profits (in excess of the REIT's capital and paid-in surplus) through the date of distribution. Second, distributions in liquidation of a REIT that are made within 24 months after the adoption of a plan of complete liquidation are treated as deductible dividends by the REIT (but not by its shareholders) to the extent of the REIT's earnings and profits for the year of the distribution (determined without regard to capital losses). No assurance can be given that Franklin Select will be able to liquidate within 24 months. Moreover, to ensure application of Sections 562(b) and 857(b) of the Code, the Board may decide to cause Franklin Select to contribute its assets, subject to any liabilities, to a liquidating trust for the benefit of Franklin Select's shareholders, which would be treated for federal income tax purposes as if Franklin Select had distributed all of its assets to its shareholders in complete liquidation within the prescribed 24-month period. See - "Possible Use of Liquidating Trust" below.

     If Franklin Select fails to qualify as a REIT, it will not be entitled to deduct liquidating distributions paid to shareholders with respect to the tax year in which it failed to qualify or in subsequent tax years. In such event, Franklin Select will be liable for federal income taxes (including any applicable alternative minimum taxes) with respect to any net income or gain for such tax years to the extent not offset by any available net operating loss or capital loss carryovers.

TAX CONSEQUENCES OF THE DISSOLUTION PLAN TO SHAREHOLDERS

     Distributions in liquidation of Franklin Select pursuant to the Dissolution Plan generally will be treated by shareholders as amounts received in full payment in exchange for their stock under Section 331(a) of the Code. Each shareholder receiving such liquidating distributions will recognize gain or loss equal to the difference between the amount of the distribution and the shareholder's basis in Franklin Select's shares. Such gain or loss generally will be capital gain or loss if the shareholder's shares are held as a "capital asset" within the meaning of Section 1221 of the Code. Presently, capital gains generally are taxed to non-corporate taxpayers at a maximum rate of 20% with respect to capital assets held for more than one year.

     The Dissolution Plan is expected to result in one or more liquidating distributions to Franklin Select's shareholders. Each liquidating distribution will be applied first against the adjusted tax basis of each of a shareholder's shares, and gain will be recognized with respect to a share only after an amount equal to the adjusted tax basis of such share has been fully recovered. Any loss with respect to a share may be recognized only after Franklin Select makes its final liquidating distribution, if any, or after the last substantial liquidating distribution is determinable with reasonable certainty. If a shareholder owns several blocks of shares with different tax bases and holding periods, each liquidating distribution must be allocated ratably among the several blocks of shares in the proportion that the number of shares in a particular block bears to the total number of shares owned by the shareholder.

     In summary, each shareholder should not recognize any gain associated with each liquidating distribution until the aggregate amount of these distributions exceed such shareholder's basis in its shares. At such time that the aggregate amount of liquidating distributions exceed a shareholder's basis in its shares, such shareholder will recognize gain equal to such excess. Such gain will qualify for capital gain treatment (long-term if the shares have been held for more than one year) if the shareholder's shares are held as a "capital asset." Otherwise, this gain will represent ordinary income to the shareholder. In the event that a shareholder's basis in its shares exceeds the aggregate liquidating distributions such shareholder receives for these shares pursuant to the Dissolution Plan, such shareholder will be entitled to claim a loss. A shareholder will be allowed to recognize such loss only after Franklin Select makes its final liquidating distribution.

     As each shareholder will have a different basis in its shares, each shareholder will be responsible for calculating its own gain or loss in connection with liquidating distributions it receives from Franklin Select. Each shareholder is advised to consult with its own tax advisor as to these gain and loss calculations.

LIQUIDATING TRUST

     As discussed above, in the event Franklin Select is unable to dispose of all of its assets within 24 months after adoption of the Dissolution Plan, if Franklin Select will no longer qualify as a REIT, or if it is otherwise appropriate to do so, the Board may cause Franklin Select to contribute its remaining assets to a liquidating trust for the benefit of Franklin Select's shareholders. For federal income tax purposes, each shareholder of Franklin Select receiving an interest in the trust will be treated as having received a distribution of a pro rata share of the assets contributed to the trust, subject to a pro rata share of any then existing liabilities of Franklin Select, and then as having contributed such pro rata share of assets and liabilities to the liquidating trust in exchange for such interest.

     The interests in the trust distributed to Franklin Select's shareholders will be treated as additional payments in exchange for their stock under
Section 331(a) of the Code, with the amount of such payments being equal to the sum of the cash and the fair market value of the assets deemed to have been received by such shareholder, less the shareholder's pro rata share of any liabilities to which the assets are subject. To the extent that such amount exceeds a shareholder's remaining basis in his shares of Franklin Select stock, the shareholder will recognize taxable gain, which could cause the shareholder to incur a tax liability even though the shareholder would not have received any cash with which to pay such liability.

     The activities of the liquidating trust will be limited to selling the assets it receives from Franklin Select, using the proceeds of such asset sales to discharge Franklin Select's liabilities, and distributing any remaining amounts to Franklin Select's shareholders. Because the shareholders will be considered the owners of the liquidating trust's assets for tax purposes, each shareholder will be required to take into account in computing his own taxable income his pro rata share of each item of the trust's income, gain, loss, and deduction. Distributions received from the trust will not be separately taxable.

SPECIAL TAX CONSIDERATIONS APPLICABLE TO NON-U.S. SHAREHOLDERS

     Because distributions to shareholders following adoption of the Dissolution Plan will be treated as payments in exchange for their stock and not as dividends, Franklin Select will not be required to withhold any amounts with respect to such distributions to a non-U.S. shareholder unless the non-U.S. shareholder's shares are treated as "United States real property interests" under the provisions of the Foreign Investment in Real Property Tax Act of 1980, as amended (commonly referred to as "FIRPTA"). If Franklin Select's shares were to constitute United States real property interests in the hands of a non-U.S. shareholder, Franklin Select would be required under
Section 1445(e)(3) of the Code to withhold 10% of the gross amount of each liquidating distribution to such shareholder (even if the shareholder recognizes a loss on the distribution). In addition, the non-U.S. shareholder would be subject to regular U.S. income tax with respect to any gain or loss realized on the deemed sale of such shares resulting from the receipt of liquidating distributions (subject to any applicable alternative minimum tax, a special alternative minimum tax in the case of nonresident alien individuals, and the possible application of the 30% "branch profits" tax in the case of entities treated as foreign corporations for U.S. federal income tax purposes).

     If Franklin Select's Series A Shares are regularly traded on an established securities market at any time during the calendar year, its shares will not constitute United States real property interests with respect to any shareholder in such calendar year unless such shareholder has owned, actually or constructively under certain attribution rules, more than 5% of Franklin Select's outstanding stock at all times during the shorter of (i) the period during which the shareholder has held its shares or (ii) the five-year period ending on the date that the liquidating distributions are received. Shares of Franklin Select's stock that are owned by a non-U.S. shareholder whose actual or constructive ownership of Franklin Select's outstanding stock has exceeded the 5% threshold described above, or shares owned by any non-U.S. shareholder if the Series A Shares are not regularly traded on an established securities market at any time during the calendar year, will be treated as United States real property interests unless, at all times during a prescribed testing period, either (i) Franklin Select has not been a "United States real property holding corporation" or (ii) Franklin Select has been a "domestically controlled REIT." Franklin Select will constitute a "United States real property holding corporation" with respect to a particular non-U.S. shareholder if, at any time during the five-year period preceding the distribution or shorter period that the shareholder has held its shares, the fair market value of Franklin Select's "United States real property interests" equals or exceeds 50% of the fair market value of such United States real property interests, its interests in real property located outside the United States, and any other of its assets which are used or held for use in a trade or business. For this purpose, the term "United States real property interest" includes any interest other than an interest solely as a creditor in real estate located within the United States and in certain entities that own U.S. real estate. Franklin Select will constitute a "domestically controlled REIT" only if, at all times during the five-year period preceding the distribution in question or shorter period that Franklin Select has been in existence, Franklin Select remains qualified as a REIT and less than 50% of the value of its stock is beneficially owned, directly or indirectly, by non-U.S. persons (taking into account as beneficial owners for this purpose those persons who are required to include dividends from Franklin Select in taxable income for U.S. federal income tax purposes). Although Franklin Select believes that it is a "domestically controlled REIT," no assurance can be given that Franklin Select will remain a "domestically controlled REIT" because Franklin Select's stock is publicly traded.

     Although Franklin Select will not be required to withhold against liquidating distributions to any non-U.S. shareholder unless its shares constitute United States real property interests with respect to such shareholder, a non-U.S. shareholder who is not subject to withholding nevertheless will be subject to U.S. federal income tax with respect to liquidating distributions from Franklin Select under the following circumstances. First, if a non-U.S. shareholder's investment in Franklin Select's shares is effectively connected with the non-U.S. shareholder's U.S. trade or business, the non-U.S. shareholder will be subject to the same treatment as U.S. shareholders with respect to liquidating distributions from Franklin Select, and if the non-U.S. shareholder is a corporation, it may also be subject to the branch profits tax. Second, if the non-U.S. shareholder is a nonresident alien individual who is present in the United States for 183 days or more during the taxable year in which the liquidating distributions are received and certain other conditions apply, the nonresident alien individual will be subject to a 30% tax on the individual's capital gains. Finally, if Franklin Select recognizes gain from the disposition of a United States real property interest and remains qualified as a REIT, all of Franklin Select's non-U.S. shareholders could be subject to U.S. federal income tax on liquidating distributions under Section 897(h)(1) of the Code, which provides that any distribution by a REIT to a non-U.S. shareholder, to the extent attributable to gain from sales or exchanges by the REIT of United States real property interests, is treated as gain recognized by such non-U.S. shareholder from the sale or exchange of a United States real property interest.

     Non-U.S. shareholders should consult their own tax advisors regarding the U.S. federal income tax consequences of receiving liquidating distributions from Franklin Select, including the consequences that would apply if Franklin Select were to contribute its assets to a liquidating trust.

STATE AND LOCAL INCOME TAX

     Shareholders also may be subject to state or local income taxes with respect to distributions received by them pursuant to the Dissolution Plan and should consult their tax advisors regarding such taxes.

     THE ABOVE DISCUSSION DOES NOT ATTEMPT TO DISCUSS ALL TAX MATTERS THAT MAY AFFECT FRANKLIN SELECT OR THE SHAREHOLDERS IN THE COURSE OF THE LIQUIDATION AND DISSOLUTION, OR TO CONSIDER VARIOUS FACTS OR LIMITATIONS APPLICABLE TO ANY PARTICULAR SHAREHOLDER. SHAREHOLDERS ARE URGED TO CONSULT THEIR OWN TAX ADVISERS WITH RESPECT TO THE TAX CONSEQUENCES TO THEM OF THE LIQUIDATION AND DISSOLUTION.

               AMENDMENT OR TERMINATION OF THE DISSOLUTION PLAN

     The Board may amend or terminate the Dissolution Plan if it determines such action to be in the best interests of Franklin Select or the shareholders, without the necessity of further shareholder approval unless the Board determines that such amendment or termination would materially and adversely affect shareholders' interests. The Board expects to terminate the Dissolution Plan if the Asset Sale is not consummated.

                              DISSENTERS' RIGHTS

     California law does not provide dissenters' rights or appraisal rights with respect to the dissolution, winding up and liquidation of Franklin Select.

                                 VOTE REQUIRED

     The affirmative vote of the holders of a majority of the outstanding shares of Common Stock is required to approve the Dissolution Plan. If the requisite number of shareholders approves the Dissolution Plan, Franklin Select will be dissolved, terminated and liquidated, even though individual shareholders may have voted against the proposal. The Dissolution Plan may be amended or terminated, either before or after shareholder approval has been obtained, unless the Board determines that such amendment or termination would materially and adversely affect the shareholders' interests.

     Franklin Resources and Franklin Properties have informed the Board that they intend to vote all Series A Shares and Series B Shares owned by them, respectively, in favor of the proposal to approve the Dissolution Plan.

                          RECOMMENDATION OF THE BOARD

     The Board unanimously recommends that the shareholders vote FOR the proposal to approve the Dissolution Plan.

        SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table and notes thereto set forth information, as of November 2, 1999 (unless otherwise indicated), with respect to the beneficial ownership of shares of Common Stock (i) by persons known by Franklin Select to own 5% or more of the outstanding Common Stock, (ii) by each director, and
(iii) by the directors and executive officers of Franklin Select as a group, based upon information furnished by such persons. The executive officers of Franklin Select are not included individually because they receive no compensation from Franklin Select. Except as otherwise indicated, each person included in the table exercises sole voting and dispositive power over such shares.

                                                                 AMOUNT OF SHARES        % OF
               NAME                      TITLE OF CLASS         BENEFICIALLY OWNED      CLASS *
---------------------------------   ------------------------   --------------------   ----------
DIRECTORS AND EXECUTIVE OFFICERS
David P. Goss, Chief Executive      Common Stock, Series A              7,191            **
Officer, President and Director

Lloyd D. Hanford, Jr.,              Common Stock, Series A              1,000            **
Independent Director

Egon H. Kraus,                      Common Stock, Series A             12,430            **
Independent Director

Frank W.T. LaHaye,                  Common Stock, Series A              1,000            **
Independent Director

E. Samuel Wheeler,                  Common Stock, Series A              2,000            **
Independent Director

Directors and executive officers    Common Stock, Series A             26,821            **
as a group

FIVE PERCENT HOLDERS

Franklin Resources, Inc.            Common Stock, Series A          1,685,400         13.0%
777 Mariners Island Boulevard
San Mateo, CA 94404

Franklin Properties, Inc.***        Common Stock, Series B            745,584          5.7%
1800 Gateway Drive
San Mateo, CA 94404

EastGroup Properties, Inc.****      Common Stock, Series A            850,000          6.5%
300 One Jackson Place
188 East Capital Street
Jackson, Mississippi 39201

----------------
 * All percentages are based on the number of shares of Common Stock outstanding as of the date set forth in the paragraph immediately preceding this table. This number does not include the 1,625,000 Series A Shares issuable to the Limited Partners immediately before the closing of the Asset Sale pursuant to the exercise by such Limited Partners of their Conversion Rights.
 **  Indicates ownership of less than 1% of the class.
 *** Franklin Select has one class of Common Stock in two series, designated
     Series A and Series B. Pursuant to that certain Amended and Restated Series B Stock Exchange Agreement dated as of May 7, 1996 between Franklin Select and Franklin Properties, Inc., the outstanding 745,584 Series B Shares are convertible into 622,395 Series A Shares if the market price of Series A Shares reaches and remains at certain levels. The conversion ratio is subject to adjustment in certain circumstances. The Series B Shares owned by Franklin Properties constitute 5.7% of the total outstanding shares of Common Stock and 100% of the outstanding Series B Shares.
**** The information concerning EastGroup Properties, Inc. ("EastGroup") has been obtained solely from filings made with the SEC by EastGroup pursuant to Sections 13(d) and 13(g) of the Exchange Act.

           SELECTED FINANCIAL DATA, INCLUDING PRO FORMA INFORMATION

     The following tables set forth selected financial data on a historical basis and on a pro forma basis for Franklin Select after giving effect to (a) the Asset Sale and (b) certain prior property dispositions. The financial data should be read in conjunction with Franklin Select's financial statements and notes thereto incorporated by reference into this Proxy Statement. The historical financial data as of December 31, 1998 and 1997 and for the years ended December 31, 1998, 1997, 1996, 1995 and 1994 has been derived from audited financial statements. The financial data as of September 30, 1999 and for the nine-month period ending September 30, 1999 and 1998 has been derived from unaudited financial statements, which, in the opinion of Franklin Select's management, include all adjustments, consisting only of normal recurring adjustments, necessary for a fair statement of the results for the unaudited interim periods.

     The unaudited pro forma operating data for the nine months ended September 30, 1999 and for the year ended December 31, 1998 is presented as if (a) the Asset Sale and (b) certain prior property dispositions had occurred on January 1, 1998. The unaudited pro forma balance sheet as of September 30, 1999 is presented as if the transactions had occurred on September 30, 1999.

     The pro forma information included in "Selected Financial Data" is based upon assumptions that are included in the notes to the pro forma financial statements included elsewhere in this Proxy Statement. The pro forma information is unaudited and is not necessarily indicative of what the financial position and results of operations of Franklin Select would have been as of and for the dates or periods indicated, nor does it purport to represent the future financial position and results of operations for future dates or periods.

                          FRANKLIN SELECT REALTY TRUST
                             SELECTED FINANCIAL DATA
                       IN $000'S EXCEPT PER SHARE AMOUNTS


                                   PRO FORMA
                          ---------------------------
                           FOR THE NINE     FOR THE
                              MONTHS         YEAR
                               ENDED         ENDED
                          -------------- ------------
                              9/30/99      12/31/98
                          -------------- ------------
Total revenue               $     715      $    302
Net income (loss)           $  (1,387)     $   (857)
Per Series A common
share:
 Net income (loss)          $   (0.10)    $   (0.06)
 Distributions declared           N/A           N/A
Weighted average number
 of shares of Series A
 common stock
 outstanding                   13,875        13,875
Balance Sheet Data:
 Real estate, net           $      --           N/A
 Total assets               $ 119,478           N/A
 Debt                       $      --           N/A
 Stockholders' equity       $ 116,114           N/A
Other Data:
 Funds from
  operations (1)            $    (637)    $    (857)
 Cash flow from:
 Operating activities             N/A           N/A
 Investing activities             N/A           N/A
 Financing activities             N/A           N/A

                                                                       HISTORICAL
                          ----------------------------------------------------------------------------------------------------
                                    FOR THE
                               NINE MONTHS ENDED                               YEAR ENDED DECEMBER 31,
                          ---------------------------- -----------------------------------------------------------------------
                             9/30/99        9/30/98         1998           1997           1996           1995         1994
                          ------------- -------------- -------------- -------------- -------------- ------------- ------------
Total revenue               $  11,898     $   13,764     $   17,937     $   17,726     $   14,568     $  14,111    $  12,990
Net income (loss)           $   1,035     $    3,434     $    5,055     $    4,168     $    3,807     $   4,462    $   4,273
Per Series A common
share:
 Net income (loss)          $    0.08     $     0.28     $     0.41     $     0.34     $     0.28     $    0.32    $    0.30
 Distributions declared     $    0.36     $     0.36     $     0.48     $     0.45     $     0.44     $    0.44    $    0.44
Weighted average number
 of shares of Series A
 common stock
 outstanding                   12,250         12,250         12,250         12,250         13,830        14,145       14,145
Balance Sheet Data:
 Real estate, net           $ 110,820     $  127,278     $  112,954     $  128,703     $  124,042     $  99,654    $ 102,450
 Total assets               $ 131,750     $  134,877     $  133,892     $  150,097     $  131,298     $ 116,457    $ 117,873
 Debt                       $  26,458     $   27,694     $   26,762     $   42,487     $   22,745     $   7,145    $   7,279
 Stockholders' equity       $  91,109     $   94,338     $   94,501     $   95,316     $   96,653     $ 106,986    $ 108,316
Other Data:
 Funds from
  operations (1)            $   4,613     $    5,898     $    7,699     $    8,171     $    7,235     $   7,795    $   7,396
 Cash flow from:
 Operating activities       $   5,950     $    7,117     $    8,591     $    9,187     $    7,831     $   8,359    $   8,771
 Investing activities       $  13,633     $   11,676     $   11,144     $  (17,734)    $    4,140     $      31    $  (5,904)
 Financing activities       $  (5,201)    $  (19,721)    $  (22,300)    $    9,810     $  (15,599)    $  (6,404)   $  (3,184)

----------------
(1) Franklin Select considers funds from operations to be a useful measure of the operating performance of an equity REIT. This is because, together with net income and cash flows, funds from operations provides investors with an additional basis to evaluate the ability of a REIT to support general operating expense and interest expense before the impact of certain activities, such as gains and losses from property sales and changes in accounts receivable and accounts payable. However, it does not measure whether income is sufficient to fund all of Franklin Select's cash needs including principal amortization, capital improvements and distributions to shareholders. Funds from operations should not be considered an alternative to net income or any other GAAP measurement of performance, as an indicator of Franklin Select"s operating performance or as an alternative to cash flows from operating, investing or financing activities as a measure of liquidity. As defined by the National Association of Real Estate Investment Trusts ("NAREIT"), funds from operations is net income (computed in accordance with GAAP), excluding gains or losses from debt restructuring and sales of property, plus depreciation and amortization, and adjustment for unconsolidated joint ventures. Franklin Select reports funds from operations in accordance with the revised NAREIT definition. The measure of funds from operations as reported by Franklin Select may not be comparable to similarly titled measures of other companies that follow different definitions.

                        PRO FORMA FINANCIAL INFORMATION

                         FRANKLIN SELECT REALTY TRUST
                            PRO FORMA BALANCE SHEET
                              SEPTEMBER 30, 1999
                                  (IN 000'S)
                                  (UNAUDITED)

                                                                             ASSET SALE
                                                            HISTORICAL        (NOTE 2)              PRO FORMA
                                                           ------------   ---------------         ------------
ASSETS
Real estate, net                                            $ 110,820       $  (110,820)    A      $      --
Cash and cash equivalents                                      15,638           103,315     B        118,953
Mortgage-backed securities, available for sale                    287                --                  287
Deferred rent receivable                                        1,574            (1,574)    C             --
Deferred costs and other assets                                 3,431            (3,193)    C            238
                                                            ---------       -----------            ---------
Total assets                                                $ 131,750       $   (12,772)           $ 119,478
                                                            ---------       -----------            ---------
LIABILITIES AND
STOCKHOLDERS' EQUITY
Notes and bonds payable                                     $  26,458       $   (26,458)    D      $      --
Tenant deposits, accounts payable and accrued expenses          2,548            (1,701)    C            847
Reserve for litigation                                            750                --                  750
Distributions payable                                           1,767                --                1,767
                                                            ---------       -----------            ---------
Total liabilities                                              31,523           (28,159)               3,364
                                                            ---------       -----------            ---------
Commitments and contingencies (Note 5)
Minority interest                                               9,118            (9,118)    E             --
Stockholders' equity
Common stock, Series A                                        103,161            11,172     F        114,333
Common stock, Series B                                          6,294                --                6,294
Unrealized loss                                                   (33)               --                  (33)
Accumulated distributions over net income (loss)              (18,313)           13,833     G         (4,480)
                                                            ---------       -----------            ---------
Total stockholders' equity                                     91,109            25,005              116,114
                                                            ---------       -----------            ---------
Total liabilities and stockholders' equity                  $ 131,750       $   (12,272)           $ 119,478
                                                            ---------       -----------            ---------

The accompanying notes are an integral part of these pro forma financial statements.

                         FRANKLIN SELECT REALTY TRUST
                       PRO FORMA STATEMENT OF OPERATIONS
                 FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1999
                      (IN 000'S EXCEPT PER SHARE AMOUNTS)
                                  (UNAUDITED)



                                                                    ASSET SALE
                                                    HISTORICAL       (NOTE 3)               PRO FORMA
                                                   ------------   --------------          ------------
Revenue:
Rent                                                 $ 11,183       $  (11,183)     H       $     --
Interest, dividends and other                             715               --                   715
                                                     --------       ----------              --------
Total revenue                                          11,898          (11,183)                  715
                                                     --------       ----------              --------
Expenses:
Property operating                                      2,694           (2,694)     I             --
Interest                                                1,774           (1,774)     J             --
Related party                                             933             (899)     K             34
General and administrative                              1,208               --                 1,208
Loss on the sale of mortgage backed securities            110               --                   110
Depreciation and amortization                           2,828           (2,828)     L             --
                                                     --------       ----------              --------
Total expenses                                          9,547           (8,195)                1,352
Operating income (loss) before
 reserve for litigation and minority interest           2,351           (2,988)                 (637)
Reserve for litigation                                   (750)              --                  (750)
Minority interest                                        (566)             566      M             --
                                                     --------       ----------              --------
Net income (loss)                                    $  1,035       $   (2,422)             $ (1,387)
                                                     ========       ==========              ========
Net income (loss) per share                          $   0.08                               $  (0.10)
Weighted average shares outstanding                    12,250            1,625      N         13,875

The accompanying notes are an integral part of these pro forma financial statements.

                          FRANKLIN SELECT REALTY TRUST
                        PRO FORMA STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1998
                       (IN 000'S EXCEPT PER SHARE AMOUNTS)
                                   (UNAUDITED)

                                                                 PRIOR SALES            ASSET SALE
                                                  HISTORICAL       (NOTE 4)              (NOTE 3)             PRO FORMA
                                                 ------------   -------------         --------------         ----------
Revenue:
Rent                                               $ 17,635       $  (2,250)    O       $  (15,385)    H      $    --
Interest, dividends and other                           302              --                     --                302
                                                   --------       ---------             ----------            -------
Total revenue                                        17,937          (2,250)               (15,385)               302
                                                   --------       ---------             ----------            -------
Expenses:
Property operating                                    4,081            (419)    P           (3,662)    I           --
Interest                                              2,930            (182)    Q           (2,748)    J           --
Related party                                         1,459            (185)    R           (1,191)    K           83
General and administrative                            1,076              --                     --              1,076
Depreciation and amortization                         3,979            (429)    S           (3,550)    L           --
                                                   --------       ---------             ----------            -------
Total expenses                                       13,525          (1,215)               (11,151)             1,159
                                                   --------       ---------             ----------            -------
Operating income (loss) before gains on sales
 and minority interest                                4,412          (1,035)                (4,234)              (857)
Gains on sales of property                            1,335          (1,335)    T               --                 --
                                                   --------       ---------             ----------            -------
Operating income (loss) before minority
 interest                                             5,747          (2,370)                (4,234)              (857)
Minority interest                                      (692)             --                    692     M           --
                                                   --------       ---------             ----------            -------
Net income (loss)                                  $  5,055       $  (2,370)            $   (3,542)           $  (857)
                                                   ========       =========             ==========            =======
Net income (loss) per share                        $   0.41                                                   $ (0.06)
Weighted average shares outstanding                  12,250                                  1,625     N       13,875

The accompanying notes are an integral part of these pro forma financial statements.

                          FRANKLIN SELECT REALTY TRUST
                     NOTES TO PRO FORMA FINANCIAL STATEMENTS
           AS OF AND FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1999 AND
                 AS OF AND FOR THE YEAR ENDED DECEMBER 31, 1998
                                   (IN 000'S)
                                   (UNAUDITED)

1. BASIS OF PRESENTATION

     The pro forma financial statements of Franklin Select Realty Trust ("Franklin Select") have been prepared based on the historical financial statements of Franklin Select. It is intended that Franklin Select sell its remaining wholly owned real estate assets and its general partner interest in FSRT L.P (collectively, the "Properties" or the "Asset Sale"). In 1998, Franklin Select sold three properties -- Carmel Mountain Gateway Plaza, Mira Loma Shopping Center and Glen Cove Center (collectively, the "Prior Sales"). The accompanying pro forma balance sheet as of September 30, 1999, has been prepared as if the Asset Sale had occurred on September 30, 1999. The accompanying pro forma statements of operations for the nine months ended September 30, 1999 and the year ended December 31, 1998 have been prepared as if the Asset Sale and the Prior Sales had occurred on January 1, 1998. In management's opinion, all adjustments necessary to reflect the effects of these transactions have been made. The pro forma financial statements should be read in conjunction with the historical financial statements of Franklin Select. Accordingly, they do not purport to show the amount of cash available for distribution upon the liquidation of Franklin Select.

     The unaudited pro forma financial statements are not necessarily indicative of what the actual financial condition or the actual results of operations of Franklin Select would have been as of and for the nine months ended September 30, 1999, or for the year ended December 31, 1998, had the sales occurred on January 1, 1998, nor do they purport to represent the future financial condition or results of operations for Franklin Select. In particular, they do not purport to show the amount of cash available for distribution upon the liquidation of Franklin Select.

     Franklin Select has entered into agreements with Value Enhancement Fund III, LLC ("Value Enhancement") and the Limited Partners of FSRT, L.P. ("Limited Partners") to sell all of Franklin Select's real estate interests as described under "Description of Asset Sale" in this Proxy Statement. In addition, the Limited Partners have agreed to exercise their conversion rights immediately prior to the closing of the Asset Sale. In connection with this conversion, the Limited Partners will receive 1,625,000 shares of Franklin Select Series A Common Stock (the "Series A Shares") in exchange for their minority interest in FSRT, L.P. The impact of this conversion is also reflected in the Asset Sale adjustment described above.

     The pro forma financial statements assume that Franklin Select has elected and qualified as a real estate investment trust for income tax reporting purposes and has distributed all of its taxable income and, therefore, incurred no income tax expense for the periods presented.

2. PRO FORMA BALANCE SHEET ADJUSTMENTS

     Adjustments have been made to reflect the sale of the Properties, giving effect to the following items:

  A The adjustment to real estate, net represents the net carrying value of the Properties.

  B The adjustment to cash and cash equivalents reflects the estimated net proceeds to Franklin Select from the sale of the Properties. The amount reflects adjustments for prorations and estimated closing costs.

                      Purchase Price          $  131,500
                      Less debt assumed          (26,458)
                      Less closing costs          (1,261)
                      Less prorations               (466)
                                              ----------
                      Net proceeds            $  103,315

  C The adjustments to deferred rent receivable; deferred costs and other assets; and tenant deposits, accounts payable and accrued expenses represent assets and liabilities specifically related to the Properties.

  D The adjustment to notes and bonds payable represents debt assumed by Value Enhancement.

  E The adjustment represents the elimination of the minority interest of the Limited Partners pursuant to the conversion discussed at F below.

  F The adjustment represents the estimated market price of the Series A Shares issued to the Limited Partners in connection with the conversion of their minority interest in FSRT, L.P.

  G  The amount represents the estimated gain on sale.

3. PRO FORMA INCOME STATEMENT ADJUSTMENTS -- ASSET SALE

     Adjustments have been made to reflect the sale of the Properties giving effect to the following items. The adjustments reflect only those items that are directly related to the Asset Sale (including conversion of the Limited Partners' minority interest in FSRT, L.P.) and do not include all costs that Franklin Select may incur at the time of closing the Asset Sale. For instance, they do not include expenses or holdbacks related to the future liquidation of Franklin Select, liabilities or possible liabilities or insurance costs relating to the Shareholder Litigation or other contingencies, or the effects on Franklin Select's cash and liabilities balances of its operations and capital expenditures subsequent to the pro forma financial statement periods.

  H The adjustment represents the elimination of rental revenue of the Properties.

  I The adjustment represents the elimination of operating expenses of the Properties.

  J The adjustment represents the elimination of interest expense on debt assumed by Value Enhancement.

  K The adjustment represents the elimination of property management and asset management fees related to the Properties.

  L The adjustment represents the elimination of depreciation and amortization related to the Properties.

  M The adjustment represents the elimination of the minority interest of the Limited Partners pursuant to the conversion discussed at N below.

  N The adjustment represents the Series A Shares issued to the Limited Partners in connection with the conversion of their minority interest in FSRT, L.P.

4. PRO FORMA INCOME STATEMENT ADJUSTMENTS -- PRIOR SALES

     Adjustments have been made to reflect the Prior Sales, giving effect to the following items:

  O The adjustment represents the elimination of rental revenue from the Prior Sales.

  P The adjustment represents the elimination of operating expenses from the Prior Sales.

  Q The adjustment represents the elimination of interest expense on debt that was related to the Prior Sales.

  R The adjustment represents the elimination of property management and asset management fees related to the Prior Sales.

  S The adjustment represents the elimination of depreciation and amortization related to the Prior Sales.

  T The adjustment to gains on sales of property represents the elimination of the gains related to the Prior Sales.

5. COMMITMENTS AND CONTINGENCIES

     See discussion regarding commitments and contingencies in Franklin Select's financial statements, which have been incorporated by reference into this Proxy Statement.

                             PRINCIPAL ACCOUNTANTS

     Franklin Select has appointed PricewaterhouseCoopers LLP as independent auditors to audit its financial statements for the fiscal year ending December 31, 1999. PricewaterhouseCoopers audited Franklin Select's financial statements for the fiscal years ended December 31, 1998, and December 31, 1997. PricewaterhouseCoopers has no material direct or indirect beneficial interest in Franklin Select. PricewaterhouseCoopers does not intend to send a representative to be present at the Meeting and, therefore, does not intend to have a representative available to respond to questions. However, if PricewaterhouseCoopers does send a representative to the Meeting, the representative will be available to respond to questions.

                        PRICE RANGE OF SERIES A SHARES

     The Series A Shares have been traded on the American Stock Exchange under the symbol FSN since January 14, 1994. The Asset Sale was publicly announced by Franklin Select on October 1, 1999. On September 30, 1999, the last trading day before the announcement, the high sale price of Series A Shares on the American Stock Exchange was $6.50 per share and the low sale price was $6.50 per share. The Series B Shares are not listed for trading on any national securities exchange and no public market otherwise exists for them.

                             YEAR 2000 COMPLIANCE

     Many of the world's computer systems currently record years in a two-digit format and may be unable to correctly process dates beyond the year 1999. Franklin Select is dependent on various information technology ("IT") hardware and software systems that may be affected by the Year 2000 problem, and has implemented a plan to address this issue in conjunction with its affiliated companies, including Franklin Resources, the parent company of the Advisor. As part of its worldwide Year 2000 plan, which encompasses all of its subsidiaries, Franklin Resources has now certified as Year 2000 compliant all mission-critical systems as well as the non-mission critical systems maintained by its Information Services & Technology department. Franklin Select relies on only a few of FRI's systems.

     Franklin Select's key IT systems include its accounting, property management, and finance systems, which were certified as Year 2000 compliant as part of the Franklin Resources plan. In addition, Franklin Select has upgraded its property-management system to one that has been certified Year 2000 compliant. Franklin Select's key non-IT systems, including the embedded systems in the common areas of the Properties, were also certified Year 2000 compliant as part of the FRI plan. Franklin Select is also dependent upon certain non-IT systems such as third-party long distance telephone and data lines, and public utility electrical power.

     Under the Franklin Resources plan, a system is considered Year 2000 compliant when it has passed a number of prescribed tests either (a) established by Franklin Resources and/or the vendor of the system, (b) viewed as the industry standard, or (c) suggested by regulators. For certain third-party systems that cannot be tested by Franklin Resources, depending upon the importance of the system to operations, Franklin Resources may rely upon vendor representations, the results of point-to-point testing, or test scripts supplied by the vendor. However, no testing can guarantee that a system which has been certified as Year 2000 compliant will not have difficulties associated with the Year 2000.

     The costs of Franklin Select's efforts to identify and correct its Year 2000 problems have not been material and are not expected to have a material effect in the future on Franklin Select's results of operations, financial position or cash flow.

     Contingency plans are in place for the Advisor as part of the Franklin Resources plan mentioned above. However, contingency plans for Franklin Select's IT and non-IT systems are limited due to the nature of these systems. Failure of key operating systems could adversely affect the operations of Franklin Select. In addition, if the systems of key tenants in the Properties fail as a result of the Year

2000 problem, they may not be able to pay rent and other fees to Franklin Select. This could result in business disruption and loss of revenue for Franklin Select. Failures of major electrical or telecommunication utility providers, as well as other third-party vendors, cannot be predicted and could adversely affect Franklin Select's operations.

                                 OTHER MATTERS

     The Board knows of no other matters to be brought before the Meeting. If any other matters properly come before the Meeting, the proxy holders will vote the proxies in accordance with their best judgment. In the event that sufficient votes in favor of the proposals set forth in the Notice of Special Meeting of Shareholders are not received by the date of the Meeting, the proxy holders may propose one or more adjournments of the Meeting for a period or periods of not more than 45 days in the aggregate to permit further solicitation of proxies, even though a quorum is present. Any such adjournment will require the affirmative vote of a majority of the votes cast on the question in person or by proxy at the session of the meeting to be adjourned. The proxy holders will vote in favor of such adjournment those proxies which they are entitled to vote in favor of the Asset Sale. The costs of any such additional solicitation and of any adjourned session will be borne by Franklin Select.

                               OTHER INFORMATION

SHAREHOLDER PROPOSALS

     If the Asset Sale and the dissolution are approved and the Asset Sale is consummated in a timely manner, Franklin Select does not intend to hold an annual shareholders meeting in 2000 or thereafter. If the Asset Sale and the dissolution are not approved and if a shareholder desires to present any proposal for consideration at Franklin Select's 2000 Annual Meeting of Shareholders the shareholder must, in addition to meeting other applicable requirements, mail such proposal to Franklin Select so that it is received at Franklin Select's executive offices not later than January 31, 2000.

                      WHERE YOU CAN FIND MORE INFORMATION

     Franklin Select is subject to the informational requirements of the Exchange Act, and in accordance therewith files reports, proxy statements and other information with the SEC. Such reports, proxy statements and other information filed by Franklin Select may be inspected and copied at the public reference facilities maintained by the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the regional offices of the SEC located at 75 Park Place, New York, New York 10007 and 500 West Madison Street, Chicago, Illinois 60661. Copies of such material can be obtained from the Public Reference Section of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. In addition, certain of the documents filed by Franklin Select with the Commission are available through the SEC's Electronic Data Gathering and Retrieval System ("EDGAR") at www.sec.gov.

     Franklin Select furnishes shareholders with annual reports containing consolidated financial statements audited by independent certified public accountants. Franklin Select's 1998 Annual Report, which was integrated with and included in its Annual Report on Form 10-K for the fiscal year ended December 31, 1998, was sent to shareholders on March 17, 1999.

     No person is authorized to give any information or to make any representations other than the information or representations contained herein and, if given or made, such information or representations should not be relied upon as having been authorized. This Proxy Statement does not constitute the solicitation of a proxy in any jurisdiction where, or to any person to whom, it is unlawful to make such a solicitation. The delivery of this Proxy Statement shall not, under any circumstances, create any implication that there has been no change in the affairs of Franklin Select since the date hereof, or the dates as of which certain information is set forth herein.

                     INFORMATION INCORPORATED BY REFERENCE

     Franklin Select's Annual Report on Form 10-K for the fiscal year ended December 31, 1998 (a copy of which is being delivered to shareholders concurrently with this Proxy Statement), Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 1999, Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 1999, Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 1999 (a copy of which is being delivered to shareholders concurrently with this Proxy Statement) and Report on Form 8-K filed with the SEC on October 25, 1999, are hereby incorporated by reference into this Proxy Statement. All documents filed by Franklin Select with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Proxy Statement and prior to the completion of the vote at the Meeting shall be deemed to be incorporated by reference into this Proxy Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Proxy Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Proxy Statement.

     THIS PROXY STATEMENT INCORPORATES DOCUMENTS BY REFERENCE WHICH ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. COPIES OF ANY SUCH DOCUMENTS, OTHER THAN EXHIBITS TO SUCH DOCUMENTS WHICH ARE NOT SPECIFICALLY INCORPORATED BY REFERENCE HEREIN, ARE AVAILABLE WITHOUT CHARGE TO ANY PERSON, INCLUDING ANY SHAREHOLDER, TO WHOM THIS PROXY STATEMENT IS DELIVERED, UPON WRITTEN OR ORAL REQUEST TO FRANKLIN SELECT REALTY TRUST, 777 MARINERS ISLAND BOULEVARD, SAN MATEO, CA 94403, TELEPHONE (650) 312-5789. IN ORDER TO ASSURE TIMELY DELIVERY OF THE DOCUMENTS, ANY REQUEST SHOULD BE MADE BEFORE DECEMBER 31, 1999.

                                        By Order of the Board of Directors,

                                        /s/ RICHARD S. BARONE
                                        ------------------------------------
                                        Richard S. Barone
                                        Secretary

SHAREHOLDERS ARE REQUESTED TO FILL IN, DATE AND SIGN THE PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED POSTAGE PREPAID ENVELOPE.

WHEN SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, GIVE YOUR FULL TITLE AS SUCH. WHERE STOCK IS HELD JOINTLY, BOTH SIGNATURES ARE REQUESTED.

                                   EXHIBIT A
                      PLAN OF LIQUIDATION AND DISSOLUTION

     This Plan of Liquidation and Dissolution (this "Plan") is for the purpose of effecting the complete liquidation and dissolution of Franklin Select Realty Trust, a California corporation (the "Company").

     1. APPROVAL OF THIS PLAN. In accordance with Section 1900(a) of the California Corporations Code, this Plan shall be submitted to the shareholders of the Company for approval at the Special Meeting of Shareholders to be held for that purpose. This Plan shall become effective on such date, after the approval of the holders of a majority of the Company's outstanding shares of stock, as the Board of Directors (the "Board") may designate (the "Effective Date").

     2. CONSUMMATION OF THE PURCHASE AGREEMENT TRANSACTIONS; CESSATION OF BUSINESS. Following consummation of the transactions (the "Asset Sale") contemplated by that certain Purchase Agreement dated as of October 12, 1999, among the Company, FSRT, L.P., the Limited Partners of FSRT, and Value Enhancement Fund III, LLC (as it may be amended, the "Purchase Agreement"), the Company shall not engage in any further business activities, except for the purpose of managing its investments in cash, cash equivalents and other marketable securities, completing work in process, disposing of its assets, providing for satisfaction of its obligations, adjusting and winding up its business and affairs, and distributing the proceeds from the disposition of its assets in accordance with this Plan. The Board then in office shall continue in office solely for that purpose. The Board shall dissolve the Company as soon as it deems feasible, but shall remain in existence for at least the period required by the Purchase Agreement (unless waived).

     3. CONTINUING EMPLOYEES AND CONSULTANTS. For the purpose of effecting the liquidation of the Company's assets, the Company shall hire or retain, subject to the pleasure of the Board, such employees and consultants as the Board deems desirable to supervise the liquidation.

     4. EXPENSES OF LIQUIDATION. The Board may provide, from the assets of the Company, reasonable funds for payment of the expenses of the dissolution and liquidation of the Company, including filing fees and other expenses relating to the holding of the Special Meeting of Shareholders to consider this Plan and other documentation required in connection with this Plan, continuation of employees and/or consultants engaged in the liquidation process, accountants' and attorneys' fees and expenses, and other reasonable fees and expenses incurred in connection with the liquidation process.

     5. PAYMENT OF LEGALLY ENFORCEABLE CLAIMS. The Company shall satisfy, or provide for the satisfaction of, all its legally enforceable claims and obligations in an orderly manner.

     6. PROVISION FOR CONTINUED INDEMNIFICATION OF BOARD AND OFFICERS. The Company shall reserve sufficient assets and/or obtain and maintain such insurance as shall be necessary to provide for continued indemnification of the Board, officers and agents of the Company, and other parties whom the Company has agreed to indemnify, to the full extent provided by the articles of incorporation and bylaws of the Company, any existing indemnification agreements between the Company and any of such persons, and applicable law. At the discretion of the Board, such insurance may include coverage for periods after the dissolution of the Company, including periods after the termination of any Liquidating Trust (as defined below), and may include coverage for trustees, employees and agents of such Liquidating Trust.

     7. DISTRIBUTIONS TO SHAREHOLDERS. After reserving sufficient assets and/or obtaining insurance as set forth in Section 6, the Board is authorized to make an initial distribution to shareholders from the proceeds of the Asset Sale. Thereafter, after satisfaction of all of the Company's legally enforceable obligations, remaining assets will be distributed to the shareholders of the Company in accordance with their respective shareholdings. Holders of fractional shares will receive, for each distribution, an amount equal to their fraction of a share multiplied by the amount distributed per Series A share. Multiple fractional shares owned by a single holder will be aggregated.

     8. TERMINATION OF REIT STATUS. In the course of liquidation, the Board, acting in its discretion, shall have the authority to terminate the Company's election to be taxed as a real estate investment trust under Sections 856-860 of the Internal Revenue Code of 1986, as amended, if it determines that such action would be in the best interests of the shareholders.

     9. LIQUIDATING TRUST. If, in the Board's judgment, it appears that the Company will be unable to satisfy its legally enforceable obligations within 24 months after the Effective Date, or if, at any time, the Company will no longer qualify as REIT, the Board may cause the Company to create a liquidating trust (the "Liquidating Trust") and to distribute beneficial interests in the Liquidating Trust to the shareholders as part of the liquidation process. The Liquidating Trust shall be constituted pursuant to a liquidating trust agreement in such form as the Board may approve, it being intended that the transfer and assignment to the Liquidating Trust pursuant hereto and the distribution to shareholders of the beneficial interests therein shall constitute a part of the final liquidating distribution by the Company to the shareholders of their pro rata interests in the remaining amount of cash and other property held by or for the account of the Company. From and after the date of the Company's transfer of cash and property to the Liquidating Trust, the Company shall have no interest of any character in and to any such cash and property and all of such cash and property shall thereafter be held by the Liquidating Trust solely for the benefit of and ultimate distribution of the shareholders, subject to any unsatisfied debts, liabilities and expenses.

     10. AUTHORIZATION. The Board or the trustees of the Liquidating Trust, and such officers of the Company as the Board may direct, are hereby authorized to interpret the provisions of this Plan and are hereby authorized and directed to take such further actions, to execute such agreements, conveyances, assignments, transfers, certificates and other documents, as may in their judgment be necessary or desirable in order to wind up expeditiously the affairs of the Company and complete the liquidation thereof, including, without limitation, (i) the execution of any contracts, deeds, assignments or other instruments necessary or appropriate to sell or otherwise dispose of, any and all property of the Company remaining after the consummation of the Asset Sale, whether real or personal, tangible or intangible, (ii) the appointment of other persons to carry out any aspect of this Plan, (iii) the temporary investment of funds in such medium as the Board may deem appropriate, and (iv) the modification of this Plan as may be necessary to implement this Plan. The death, resignation or other disability of any Director or officer of the Company shall not impair the authority of the surviving or remaining Directors or officers of the Company (or any persons appointed as substitutes therefor) to exercise any of the powers provided for in this Plan. Upon such death, resignation or other disability, the surviving or remaining Directors shall have the authority to fill the vacancy or vacancies so created, but the failure to fill such vacancy or vacancies shall not impair the authority of the surviving or remaining Directors or officers to exercise any of the powers provided for in this Plan.

     11. AMENDMENT OR TERMINATION OF THIS PLAN. The Board may, by vote of the majority of the Board then in office, amend this Plan or terminate this Plan and revoke the dissolution of the Company, whether or not a vote of the shareholders has previously occurred, unless the Board determines that such amendment or termination would materially and adversely affect the shareholders' interests.

                            [PRUDENTIAL LETTERHEAD]

October 2, 1999

The Special Committee of the Board of Directors
Franklin Select Realty Trust
777 Mariners Island Boulevard
San Mateo, CA 94403

Members of the Special Committee of the Board of Directors,

We understand that Franklin Select Realty Trust, a California Corporation (the "Company"), FSRT, L.P., a Delaware limited partnership of which the Company is the sole general partner (the "Partnership"), Value Enhancement Fund III, LLC, a Georgia limited liability company ("Value") and the limited partners of the Partnership (the "Limited Partners"), propose to enter into a Purchase Agreement (the "Agreement"), pursuant to which Value will simultaneously purchase (i) all of the Company's right, title and interest in properties owned by the Company identified in the Agreement (the "Properties"), as well as the Company's general partnership interest in the Partnership (collectively, the "Transaction") and
(ii) all of the Partnership units held by the Limited Partners. The purchase price to be paid pursuant to the Transaction is $131.5 million, subject to certain adjustments. Value may exclude, upon certain conditions, from the Properties to be acquired under the Agreement the Data General property in which event the purchase price to be paid pursuant to the Transaction will be reduced by $16 million.

You have requested our opinion as to the fairness, from a financial point of view, to the Company of the consideration to be paid by Value pursuant to the Agreement.

In conducting our analysis and arriving at the opinion expressed herein, we have reviewed such materials and considered such financial and other factors as we deemed relevant under the circumstances, including:

  (i) a draft dated September 30, 1999 of the Purchase Agreement, including a side letter regarding the potential exclusion of the Data General property.

  (ii) a draft dated September 30, 1999 of the purchase of conversion rights agreement:

                            [PRUDENTIAL LETTERHEAD]

  (iii) Certain publicly available historical financial and operating data concerning the Company including, but not limited to, the Annual Reports on Form 10-K of the Company for the fiscal years ended December 31, 1996, 1997 and 1998, and Quarterly Reports on Form 10-Q for the quarter ended June 30, 1999:

   (iv) historical stock market prices and trading volumes for the Company Common Stock:

    (v) publicly available financial, operating and stock market data concerning certain companies engaged in businesses we deemed comparable to the businesses of the Company, or otherwise relevant to our inquiry:

   (vi) the financial terms of certain recent transactions we deemed relevant to our inquiry:

  (vii) internal valuation analyses of the Company's properties prepared by management of the Company; and

 (viii) such other financial studies, analyses and investigations that we deemed appropriate.

We have assumed, with your consent, that the draft of the Agreement, the conversion rights agreement and side-letter regarding the Data General property we reviewed will conform in all material respects to those documents when in final form.

We have discussed with senior management of the Company; (i) the past and current operating and financial condition of the Company, (ii) the prospects for the Company, (iii) their estimates of the Company's future financial performance and (iv) such other matters we deemed relevant.

In connection with our review and analysis and in arriving at our opinion, we have relied upon the accuracy and completeness of the financial and other information that is publicly available or was provided to us by the Company and we have not undertaken any independent verification of such information or any independent valuation or appraisal of any of the assets or liabilities of the Company and, except as noted in clause (vii) above, we have not been furnished with any such valuation or appraisal. With respect to certain financial forecasts for the Company provided to us by the management of the Company, we have assumed that such information (and the assumptions and bases therefor) represents management's best currently available estimate as to the future financial performance of the Company. Further, our opinion is based on economic, financial and market conditions as they currently exist and can only be evaluated as of the date hereof and we assume no responsibility to update or revise our opinion based upon events or circumstances occurring after the date hereof.

Our opinion does not address, nor should it be construed to address, the relative merits of the Transaction, on the one hand, or any alternative business strategies that may be available to the Company, on the other hand. At the direction of the Company, we have assumed that the financial exposure to which the Company may directly or indirectly become subject arising out of certain litigation captioned "Herbert S. Hodge, Jr., on behalf of himself and all others similarly situated v. Franklin Select Realty Trust, a California Corporation" and "Adrian H. Vigneau Trustee, et al. v. Franklin Advantage Real Estate Income Fund, et al.", will not exceed, in the aggregate, $6.5 million.

                            [PRUDENTIAL LETTERHEAD]

Also, at the direction of the Company, we have assumed the asset value of the Data General property to be $16 million. Furthermore, this opinion (a) assumes the notes to be received by the Limited Partners are worth their face value, and (b) does not in any manner address the fairness of the consideration to be received by the Limited Partners under the Agreement.

We have been retained by the Special Committee of the Board of Directors of the Company to render this opinion and provide other financial advisory services in connection with the Transactions and will receive an advisory fee for such services. In the ordinary course of business we may actively trade the common stock of the Company for our own account and for the accounts of customers and, accordingly, may at any time hold a long or short position in such securities.

This letter and the opinion expressed herein are for the use of the Special Committee of the Board of Directors of the Company. This opinion does not constitute a recommendation to the stockholders of the Company as to how such stockholders should vote in connection with the Agreement or as to any other action such holders should take regarding the Transaction. This opinion may not be reproduced, summarized, excerpted from or otherwise publicly referred to or disclosed in any manner without our prior written consent.

Based upon and subject to the foregoing, we are of the opinion that, as of the date hereof, the consideration to be paid to the Company pursuant to the Agreement is fair to the Company from a financial point of view.

Very truly yours,

/s/ PRUDENTIAL SECURITIES INCORPORATED
----------------------------------------
PRUDENTIAL SECURITIES INCORPORATED

                          FRANKLIN SELECT REALTY TRUST

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints David P. Goss and Richard S. Barone, jointly and severally, with full power of substitution, as proxies, and hereby authorizes each of them, having authority hereby to act alone, to represent and to vote, as designated below, all the shares of Common Stock (Series A and Series B) of Frankling Select Realty Trust ("Franklin Select") held of record by the undersigned at the Special Meeting of Shareholders to be held at the offices of Franklin Resources, Inc., 777 Mariners Island Boulevard, San Mateo, California 94403 on January 25, 2000, at 9:00 a.m. Pacific Standard time, or any postponement or adjournment thereof, on the following proposals. The Board of Directors recommends a vote for all proposals.

                  (CONTINUED AND TO BE SIGNED ON THE REVERSE)

--------------------------------------------------------------------------------
                              FOLD AND DETACH HERE

                          FRANKLIN SELECT REALTY TRUST
 THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR PROPOSALS 1 AND 2.

                                                               PLEASE MARK   X
                                                             YOUR VOTES AS
                                                              INDICATED IN
                                                              THIS EXAMPLE

1.  Proposal to approve the sale of all of         FOR       AGAINST     ABSTAIN
    Franklin Select's real estate assets           [ ]         [ ]          [ ]
    pursuant to the terms of the Purchase
    Agreement dated as of October 12, 1999
    among Franklin Select, FSRT, L.P., a
    Delaware limited partnership, each of
    the limited partners of FSRT, L.P., and
    Value Enhancement Fund III, LLC, a
    Georgia limited liability company.

2.  Proposal to approve the authorization to       FOR       AGAINST     ABSTAIN
    Franklin Select's Board of Directors for       [ ]         [ ]          [ ]
    the liquidation, winding up and dissolution of Franklin Select as described in the proposed
    Plan of Liquidation and Dissoution, a
    copy of which is attached as EXHIBIT A
    to the accompanying Proxy Statement.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS AND MAY BE REVOKED PRIOR TO EXERCISE. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IN THE ABSENCE OF DIRECTION, THIS PROXY WILL BE VOTED FOR PROPOSALS NOS. 1 AND 2 AND WITHIN THE DISCRETION OF THE PROXYHOLDERS AS TO OTHER MATTERS WHICH MAY PROPERLY COME BEFORE THE MEETING AND ANY POSTPONEMENTS OR ADJOURNMENTS THEREOF. HOWEVER, IF THE SHAREHOLDERS DO NOT APPROVE PROPOSAL NO. 1 THE VOTE ON PROPOSAL NO. 2 WILL NOT OCCUR.

Signature_________________________Signature_____________________Date____________
(Please sign exactly as the name or names appear on your account statement or your Common Stock certificate. In signing as attorney, executor, administrator, trustee or guardian, or for a corporation, please give your full title. When Shares are in the names of more than one person, each should sign the proxy.)
--------------------------------------------------------------------------------
                              FOLD AND DETACH HERE


                          FRANKLIN SELECT REALTY TRUST

Enclosed is a proxy statement that outlines one or more issues that require a shareholder vote. We encourage you to read the proxy information carefully, and return your vote by the date indicated. Because your input is so important, you may receive a telephone call from a company hired to help encourage shareholders to vote.

                    PLEASE SIGN AND RETURN YOUR PROXY CARD BY
                 TEARING OFF THE TOP PORTION OF THIS SHEET AND
              RETURNING IT IN THE ENCLOSED POSTAGE-PAID ENVELOPE.